Execution Version URBAN ONE, INC. AND EACH OF THE GUARANTORS PARTY HERETO 7.625% SECOND LIEN SENIOR SECURED NOTES DUE 2031 INDENTURE Dated as of December 18, 2025 WILMINGTON TRUST, NATIONAL ASSOCIATION AS TRUSTEE AND SECOND LIEN NOTES COLLATERAL AGENT Exhibit 4.1 i TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions..............................................................................................1 Section 1.02. Other Definitions .................................................................................53 Section 1.03. Rules of Construction ..........................................................................54 ARTICLE 2 THE SECOND LIEN NOTES Section 2.01. Form and Dating ..................................................................................55 Section 2.02. Execution and Authentication ..............................................................56 Section 2.03. Registrar and Paying Agent .................................................................57 Section 2.04. Paying Agent to Hold Money in Trust .................................................57 Section 2.05. Holder Lists ..........................................................................................57 Section 2.06. Transfer and Exchange .........................................................................58 Section 2.07. Replacement Second Lien Notes .........................................................71 Section 2.08. Outstanding Second Lien Notes...........................................................71 Section 2.09. Treasury Notes .....................................................................................72 Section 2.10. Temporary Notes ..................................................................................72 Section 2.11. Cancellation .........................................................................................72 Section 2.12. Defaulted Interest .................................................................................72 Section 2.13. Actions of a Holder ..............................................................................73 ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01. Notices to Trustee ................................................................................73 Section 3.02. Selection of Second Lien Notes to Be Redeemed or Purchased ..........73 Section 3.03. Notice of Redemption ..........................................................................74 Section 3.04. Effect of Notice of Redemption ...........................................................75 Section 3.05. Deposit of Redemption or Purchase Price ...........................................76 Section 3.06. Second Lien Notes Redeemed or Purchased in Part ............................76 Section 3.07. Optional Redemption ...........................................................................76 Section 3.08. [Reserved] ............................................................................................77 Section 3.09. Mandatory Redemption .......................................................................77 Section 3.10. Offer to Purchase by Application of Excess Proceeds .........................77 ARTICLE 4 COVENANTS Section 4.01. Payment of Second Lien Notes ............................................................79 Section 4.02. Maintenance of Office or Agency ........................................................80 Section 4.03. Reports .................................................................................................80 ii Section 4.04. Compliance Certificate ........................................................................82 Section 4.05. Taxes ....................................................................................................83 Section 4.06. Stay, Extension and Usury Laws .........................................................83 Section 4.07. Limitation on Restricted Payments ......................................................83 Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries .........................................................................................................87 Section 4.09. Limitation on Indebtedness ..................................................................90 Section 4.10. Limitation on Sales of Assets and Subsidiary Stock ............................97 Section 4.11. Limitation on Affiliate Transactions ..................................................100 Section 4.12. Limitation on Liens ............................................................................103 Section 4.13. Business Activities .............................................................................103 Section 4.14. Corporate Existence ...........................................................................103 Section 4.15. Offer to Repurchase Upon Change of Control ..................................103 Section 4.16. [Reserved]. .........................................................................................106 Section 4.17. Additional Second Lien Notes Guarantees ........................................106 Section 4.18. Credit Ratings ....................................................................................106 Section 4.19. Liability Management Transactions ...................................................107 Section 4.20. Post-Closing Obligations ...................................................................107 ARTICLE 5 SUCCESSORS Section 5.01. Merger, Consolidation or Sale of Assets ............................................108 Section 5.02. Successor Corporation Substituted ....................................................109 ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01. Events of Default ...............................................................................109 Section 6.02. Acceleration ....................................................................................... 114 Section 6.03. Other Remedies .................................................................................. 115 Section 6.04. Waiver of Past Defaults...................................................................... 115 Section 6.05. Control by Majority ........................................................................... 115 Section 6.06. Limitation on Suits ............................................................................. 115 Section 6.07. Rights of Holders of Second Lien Notes to Receive Payment .......... 116 Section 6.08. Collection Suit by Trustee .................................................................. 116 Section 6.09. Trustee May File Proofs of Claim ...................................................... 116 Section 6.10. Priorities ............................................................................................. 117 Section 6.11. Undertaking for Costs ........................................................................ 117 ARTICLE 7 TRUSTEE Section 7.01. Duties of Trustee ................................................................................ 118 Section 7.02. Rights of Trustee ................................................................................ 119 Section 7.03. Individual Rights of Trustee ...............................................................120 Section 7.04. Trustee’s Disclaimer ..........................................................................120 iii Section 7.05. Notice of Defaults ..............................................................................121 Section 7.06. Compensation and Indemnity ............................................................121 Section 7.07. Replacement of Trustee ......................................................................122 Section 7.08. Successor Trustee by Merger, etc .......................................................123 Section 7.09. Eligibility; Disqualification ...............................................................123 Section 7.10. Second Lien Notes Collateral Agent ..................................................123 ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance ............123 Section 8.02. Legal Defeasance and Discharge .......................................................124 Section 8.03. Covenant Defeasance .........................................................................124 Section 8.04. Conditions to Legal or Covenant Defeasance ....................................125 Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions .......................................................................126 Section 8.06. Repayment to Company .....................................................................126 Section 8.07. Reinstatement .....................................................................................127 ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01. Without Consent of Holders of Second Lien Notes ...........................127 Section 9.02. With Consent of Holders of Second Lien Notes ................................129 Section 9.03. Revocation and Effect of Consents ....................................................132 Section 9.04. Notation on or Exchange of Second Lien Notes ................................132 Section 9.05. Trustee to Sign Amendments, etc ......................................................132 ARTICLE 10 COLLATERAL AND SECURITY Section 10.01. Security Interest .................................................................................133 Section 10.02. Equal and Ratable Sharing of Collateral by Holders of Second Lien Debt ..........................................................................................................133 Section 10.03. Relative Rights ...................................................................................134 Section 10.04. Further Assurances .............................................................................134 Section 10.05. Insurance ............................................................................................135 Section 10.06. Release of Liens in Respect of Second Lien Notes ...........................135 Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the Security Documents ..........................................................................................136 Section 10.08. Authorization of Receipt of Funds by the Trustee Under the Security Documents ..........................................................................................137 Section 10.09. Real Property .....................................................................................137 Section 10.10. Trustee’s Duties with Respect to Collateral; Rights of Second Lien Notes Collateral Agent ..............................................................................138 Section 10.11. Holder Direction ................................................................................139

iv ARTICLE 11 SECOND LIEN NOTES GUARANTEES Section 11.01. Guarantee ...........................................................................................140 Section 11.02. Limitation on Guarantor Liability ......................................................141 Section 11.03. Execution and Delivery of Second Lien Notes Guarantee ................141 Section 11.04. Guarantors May Consolidate, etc., on Certain Terms ........................142 Section 11.05. Releases..............................................................................................143 ARTICLE 12 SATISFACTION AND DISCHARGE Section 12.01. Satisfaction and Discharge .................................................................144 Section 12.02. Application of Trust Money ...............................................................145 ARTICLE 13 MISCELLANEOUS Section 13.01. Notices ...............................................................................................146 Section 13.02. Certificate and Opinion as to Conditions Precedent ..........................147 Section 13.03. Statements Required in Certificate or Opinion ..................................147 Section 13.04. Rules by Trustee and Agents ..............................................................148 Section 13.05. No Personal Liability of Directors, Officers, Employees and Stockholders ......................................................................................................148 Section 13.06. Governing Law; Jurisdiction ..............................................................148 Section 13.07. No Adverse Interpretation of Other Agreements ...............................149 Section 13.08. Successors ..........................................................................................149 Section 13.09. Severability ........................................................................................149 Section 13.10. Counterpart Originals .........................................................................149 Section 13.11. Table of Contents, Headings, etc .......................................................149 Section 13.12. Force Majeure ....................................................................................149 Section 13.13. U.S.A. Patriot Act ..............................................................................150 Section 13.14. JURY TRIAL WAIVER .....................................................................150 EXHIBITS Exhibit A FORM OF SECOND LIEN NOTE Exhibit B FORM OF CERTIFICATE OF TRANSFER Exhibit C FORM OF CERTIFICATE OF EXCHANGE Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF NOTATION OF GUARANTEE Exhibit F FORM OF SUPPLEMENTAL INDENTURE 1 INDENTURE dated as of December 18, 2025 among Urban One, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below), Wilmington Trust, National Association, as trustee (in such capacity, together with its successors and permitted assigns, the “Trustee”) and Wilmington Trust, National Association, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Second Lien Notes Collateral Agent”). The Company, the Guarantors, the Trustee and the Second Lien Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7.625% Second Lien Senior Secured Notes due 2031 (the “Second Lien Notes”): ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions. “144A Global Second Lien Note” means a Global Second Lien Note substantially in the form of Exhibit A hereto bearing the Global Second Lien Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Second Lien Notes sold in reliance on Rule 144A. “1L/2L Intercreditor Agreement” means the 1L/2L Intercreditor Agreement, to be entered into as of the Issue Date, by and among the First Lien Notes Trustee, the First Lien Notes Collateral Agent, any other First Lien Representatives, the Trustee, the Second Lien Notes Collateral Agent and any other Second Lien Representatives, and acknowledged by the Company and the Guarantors, and as the same may be amended, restated, amended and restated, modified, supplemented, renewed, extended, restructured or replaced in whole or in part from time to time in accordance with the terms thereof. “ABL Claimholders” means, at any relevant time, the holders of ABL Debt Obligations at that time, including the lenders under the ABL Credit Agreement and the ABL Collateral Agent, under the ABL Loan Documents. “ABL Collateral Documents” means any agreement, document, mortgage or instrument pursuant to which a Lien is granted securing any ABL Debt Obligations or under which rights or remedies with respect to such Liens are governed (other than the ABL Intercreditor Agreement) including any “Collateral Documents” or “Security Documents” (or similar terms) as such terms may be defined in the ABL Credit Agreement. “ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, as a borrower, the Subsidiaries of the Company party thereto from time to time, as borrowers, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent, as may be amended, restated, amended and restated, modified, supplemented, renewed, extended, refunded, replaced or refinanced in whole or in part from time to time (including 2 any increase in the amount of available borrowings or obligations thereunder or any addition of Guarantors as additional borrowers or guarantors thereunder) whether provided under one or more other credit agreements, notes, indentures, note purchase agreements, financing agreements or otherwise and whether by the same or any other agent, lender or group of lenders and whether or not subsequent to the time the then existing ABL Credit Agreement has been partially or fully repaid. Without limiting the generality of the foregoing, the term “ABL Credit Agreement” shall also include any agreement, note or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Guarantors as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness that may be Incurred thereunder or available to be borrowed thereunder, (4) changing the administrative agent or lenders or (5) otherwise altering the terms and conditions thereof. “ABL Credit Facility” means the asset based revolving credit facility provided pursuant to the ABL Credit Agreement. “ABL Debt” means Debt and other “Obligations” (as such term or similar term is defined in the ABL Credit Agreement) outstanding under the ABL Credit Facility Incurred from time to time under the ABL Credit Agreement. “ABL Debt Obligations” means ABL Debt Incurred and all other Obligations (excluding any Obligations that would constitute ABL Debt) in respect thereof, together, to the extent not already included, with (1) Cash Management Services of the Company, any Guarantor or any Subsidiary that are secured, or intended to be secured, by the ABL Loan Documents if the provider of such Cash Management Services is a lender under the ABL Credit Agreement or an Affiliate of a lender under the ABL Credit Agreement, or otherwise specified as a cash management provider, in each case, at the time such obligation is Incurred, or has agreed to be bound by the terms of the ABL Intercreditor Agreement or such provider’s interest in the ABL Priority Collateral is subject to the terms of the ABL Intercreditor Agreement; and (2) Hedging Obligations that are secured, or intended to be secured, under the ABL Loan Documents if the provider of such Hedging Obligations is a lender under the ABL Credit Agreement or an Affiliate of a lender under the ABL Credit Agreement, or otherwise specified as a hedge provider, in each case, at the time such obligation is Incurred, or has agreed to be bound by the terms of the ABL Intercreditor Agreement or such provider’s interest in the ABL Priority Collateral is subject to the terms of the ABL Intercreditor Agreement. Notwithstanding the foregoing, if the aggregate principal amount of Debt for borrowed money constituting principal outstanding under the ABL Loan Documents is in excess of the Intercreditor ABL Lien Cap at the time such Debt is incurred, then only that portion of such Debt equal to the Intercreditor ABL Lien Cap at the time such Debt is incurred shall be included in ABL Debt Obligations and interest and reimbursement obligations with respect to such Debt shall only constitute ABL Debt Obligations to the extent related to Debt included in the ABL Debt Obligations; provided, however, that notwithstanding the foregoing if at the time of incurrence such Debt constituted ABL Debt, any subsequent reduction in the Intercreditor ABL Lien Cap shall not cause such outstanding Debt to cease to be deemed ABL Debt or ABL Debt Obligations for purposes of the ABL Intercreditor Agreement. “ABL Debt Obligations” shall include all interest accrued or accruing (or which would, absent commencement of 3 an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. “ABL Intercreditor Agreement” means an intercreditor agreement to be entered into on the Issue Date, by and among the First Lien Notes Trustee, the First Lien Notes Collateral Agent, any other Senior Lien Representatives, the Trustee, the Second Lien Notes Collateral Agent, any other Second Lien Representatives and the collateral agent under the ABL Credit Agreement (the “Existing ABL Collateral Agent”), and acknowledged by the Company and the Guarantors (provided, however, to the extent the ABL Credit Agreement is to be refinanced or replaced in whole after the Issue Date, the ABL Intercreditor Agreement shall be entered into as of the effective date of any such ABL Credit Agreement refinancing or replacing the existing ABL Credit Agreement, by and among the First Lien Notes Trustee, the First Lien Notes Collateral Agent, any other Senior Lien Representatives, the Trustee, the Second Lien Notes Collateral Agent, any other Second Lien Representatives and any collateral agent, collateral trustee or other representative of lenders or ABL Claimholders (the “New ABL Collateral Agent” and, collectively with the Existing ABL Collateral Agent, the “ABL Collateral Agent”), and acknowledged by the Company and the Guarantors (as the same may be amended, restated, amended and restated, modified, supplemented, renewed, extended, restructured or replaced in whole or in part from time to time in accordance with the terms thereof)). “ABL Lien” means a Lien granted under or pursuant to an ABL Collateral Document, at any time, upon any property of the Company or any Guarantor or any other Person to secure ABL Debt Obligations. “ABL Loan Documents” means, collectively, the ABL Credit Agreement, the ABL Collateral Documents and the other Loan Documents (as such term or similar term is defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Debt Obligation, and any other agreement, document or instrument executed or delivered at any time in connection with any ABL Debt Obligations, including any “Loan Document” as such term or similar term is defined in the ABL Credit Agreement and any intercreditor or joinder agreement among holders of ABL Debt Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, refunded, deferred, restructured, replaced, increased or refinanced from time to time in whole or in part (whether with the Initial ABL Collateral Agent and lenders under the ABL Credit Agreement or other agents and lenders or otherwise), in each case in accordance with the provisions of the ABL Intercreditor Agreement. “ABL Priority Collateral” comprises, with respect to the Company and the Guarantors, all (a) accounts, (b) inventory, (c) chattel paper, documents, general intangibles, instruments, or investment property, in each case evidencing or substituted for, any account, any inventory or any other ABL Priority Collateral, (d) all deposit accounts into which any proceeds of any account, any inventory or any other ABL Priority Collateral are deposited, (e) all money, cash or Cash Equivalents constituting proceeds of, evidencing

4 or substituted for, any account, any inventory or any other ABL Priority Collateral, (f) all supporting obligations (including letter of credit rights that constitute supporting obligations) relating to, and any security pledged for, any accounts, any inventory or any other ABL Priority Collateral, (g) the commercial tort claims arising from, evidencing or substituted for any account, any inventory or any other ABL Priority Collateral, (h) all payment intangibles and instruments relating to intercompany indebtedness owing to the Company or any Guarantor, (i) all books and records pertaining to any account, any inventory or any other ABL Priority Collateral and (j) to the extent not otherwise included, all proceeds, insurance claims and other rights to payment related to any account, any inventory or any other ABL Priority Collateral not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of the foregoing, but, in the case of each of the foregoing clauses, other than any Excluded Assets. For clarity, subject to the 1L/2L Intercreditor Agreement and the ABL Intercreditor Agreement, (i) accounts, chattel paper, documents, instruments, general intangibles and payment intangibles evidencing or comprising identifiable proceeds of Second Lien Notes Priority Collateral shall be Second Lien Notes Priority Collateral, (ii) Real Property Assets shall be Second Lien Notes Priority Collateral (it being acknowledged and agreed that the ABL Collateral Agent shall not have a mortgage on, or any other security in, any Real Property Assets) and (iii) all intellectual property shall be Second Lien Notes Priority Collateral (to the extent not constituting Excluded Assets). “Additional Assets” means: (1) any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Permitted Business (it being understood that capital expenditures on property or assets already used in a Permitted Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets); (2) the Capital Stock of a Person that is engaged in a Permitted Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company. “Additional First Lien Debt Facility” means one or more debt facilities, credit agreements, notes, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of the intercreditor agreements have been satisfied and which is so designated as First Lien Debt, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes or other borrowings or extensions of credit, in each case, as amended, restated, amended and restated, modified, renewed, refunded, extended, restructured, increased, 5 supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise; provided that in the case of any replacement or refinancing, the provisions of the Intercreditor Agreements are complied with; provided, further, that the ABL Credit Facility, any Second Lien Debt and any Junior Lien Debt shall not constitute an Additional First Lien Debt Facility. “Additional First Lien Notes” means additional First Lien Notes (other than the Initial First Lien Notes) issued under the First Lien Notes Indenture. “Additional Second Lien Debt Facility” means one or more debt facilities, credit agreements, notes, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of the intercreditor agreements have been satisfied and which is so designated as Second Lien Debt, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes or other borrowings or extensions of credit, in each case, as amended, restated, amended and restated, modified, renewed, refunded, extended, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise; provided that in the case of any replacement or refinancing, the provisions of the Intercreditor Agreements are complied with; provided, further, that the ABL Credit Facility, any First Lien Debt and any Junior Lien Debt shall not constitute an Additional Second Lien Debt Facility. “Additional Second Lien Notes” means additional Second Lien Notes (other than the Initial Second Lien Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Second Lien Notes. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent. 6 “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Second Lien Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Asset Disposition” means: (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or (b) the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions; in each case, other than: (1) a disposition by a Guarantor to the Company or by the Company or a Guarantor to a Guarantor; (2) a disposition of cash, Cash Equivalents; (3) a disposition of inventory or other assets in the ordinary course of business; (4) a disposition of obsolete, surplus or worn out equipment or other fixed assets or equipment or other fixed assets, in each case, in the ordinary course of business that are immaterial, no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries; (5) transactions permitted under Section 5.01 hereof or a transaction that constitutes a Change of Control; (6) [reserved]; (7) an issuance of Capital Stock of the Company as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors for a bona fide business purpose and not for any other purpose; (8) any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $1.0 million; 7 (9) any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof and the making of any Permitted Payment or Permitted Investment; (10) dispositions in connection with Permitted Liens; (11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; (12) the non-exclusive licensing or non-exclusive sub-licensing of intellectual property or other general intangibles and non-exclusive licenses, non- exclusive sublicenses, leases or subleases of other property, in each case, in the ordinary course of business; (13) foreclosure, condemnation or any similar action with respect to any property or other assets; (14) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable; (15) [reserved]; (16) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (17) sales or other dispositions of accounts receivable, or participations therein, in the ordinary course of business (not constituting financing arrangements) or in connection with the collection or compromise thereof (including any discount and/or forgiveness thereof) and not made in bulk as a part of a committed receivables facility; (18) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and (19) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

8 “Bankruptcy Law” means Title 11, U.S. Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute and any similar federal, state, or foreign law for the relief of debtors. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, provided that such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” have correlative meanings. “Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). “Borrowing Base” means the “Borrowing Base” as such term is defined in the ABL Credit Agreement as of the Issue Date. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or the place of payment on the Second Lien Notes in the United States are authorized or required by law to close. “Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made during such period in connection with the investment in Additional Assets pursuant to Section 4.10(a)(3) of this Indenture, (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (c) expenditures made during such period to consummate one or more purchases or acquisitions of all or substantially all of the assets of (or any division or business line of) any Person or the purchase or other acquisition (whether by merger, consolidation or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person, (d) expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in the Company or any of its Subsidiaries which equity investment is made substantially contemporaneously with the making of the 9 expenditure, (e) capitalized software development costs to the extent such costs are deducted from net earnings under the definition of Consolidated Cash Flow for such period, and (f) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding the Company or any of its Affiliates). “Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity. “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP; provided that all obligations of the Company and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Indenture (regardless of any change in GAAP following December 31, 2019 that would otherwise require such obligation to be characterized or recharacterized as a Capitalized Lease Obligation). The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes of Section 4.12 hereof a Capitalized Lease Obligation shall be deemed secured by a Lien on the property or assets (and proceeds thereof) being leased. “Cash Equivalents” means: (1) (a) United States dollars or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business; (2) securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country is pledged in support thereof), having maturities of not more than two (2) years from the date of acquisition; (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one (1) year from the date of acquisition thereof issued by any lender of the ABL Credit Facility or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $250.0 million; 10 (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above; (5) commercial paper rated at the time of acquisition thereof at least “A- 2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one (1) year after the date of acquisition thereof; (6) readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two (2) years from the date of acquisition; and (7) interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts. “Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services and credit card services (which shall include Cash Management Services (as defined in the ABL Credit Agreement)). “Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, assets or real property (including any improvements thereon) to replace or repair such equipment, assets or real property. “Change of Control” means: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that 11 term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party or a Permitted Group; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that more than 50% of the Voting Stock of the Company or any Parent Company, measured by voting power, rather than number of shares, is Beneficially Owned, directly or indirectly, by any Person other than any Parent Company, the Principals and their Related Parties or a Permitted Group; or (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. “Clearstream” means Clearstream Banking, S.A. “Code” means the United States Internal Revenue Code of 1986, as amended. “Collateral” means collectively the Second Lien Notes Priority Collateral and ABL Priority Collateral. “Communications Act” shall mean the Communications Act of 1934, as amended, and the rules and regulations and published policies thereunder. “Company” means Urban One, Inc., and any and all successors thereto. “Consolidated Cash Flow” means, with respect to any specified Person for any period, without duplication, the Consolidated Net Income of such Person: (1) plus, in each case determined on a consolidated basis in accordance with GAAP and only to the extent deducted in determining Consolidated Net Income, (a) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains (or losses)); (b) Consolidated Interest Expense; (c) Consolidated Non-cash Charges; (d) costs, fees, expenses (including all legal, accounting and other professional fees, rating agency fees) or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such costs, fees, expenses (including all

12 legal, accounting and other professional fees, rating agency fees) or charges related to the Transactions and (ii) any amendment or other modification of this Indenture and the Second Lien Notes, in each case, deducted (and not added back) in computing Consolidated Net Income; (e) interest incurred in connection with Investments in discontinued operations; and (f) any costs, expenses or amounts paid in connection with employee or management recruitment, relocation, retention, signing bonus or severance costs; (2) minus (a) non-cash items increasing such Consolidated Net Income, other than (i) the accrual of revenue in the ordinary course of business and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; and (b) barter revenues to the extent such barter revenues were included in computing Consolidated Net Income. “Consolidated Gross Superpriority First Lien Leverage” means, as of any date of determination, the amount of Consolidated Total Indebtedness as of such date that is then secured by Liens (other than on property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) that are senior to the Liens on the Collateral securing the Second Lien Notes (and, for the avoidance of doubt, excluding any Indebtedness secured by Liens on the Collateral that are pari passu with or junior to the Liens on the Collateral securing the Second Lien Notes). “Consolidated Gross Superpriority First Lien Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Gross Superpriority First Lien Leverage at such date to (y) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Leverage Ratio;” provided that, for the purpose of determining Consolidated Gross Superpriority First Lien Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date. “Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Expense” means, with respect to any Person for any period the interest expense of such Person and its Restricted Subsidiaries, in each case for such 13 period as determined on a consolidated basis in accordance with GAAP (whether paid or accrued and whether or not capitalized), including without duplication: (1) any amortization of debt discount; (2) non-cash interest expense, including any interest paid in kind by the issuance of additional Indebtedness; (3) the net cost under Hedging Obligations (including any amortization of discounts); (4) the interest portion of any deferred payment obligations; (5) all commission, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing or similar activities (including, without limitation, agency fees, commitment fees and similar fees); (6) the interest component of Capitalized Lease Obligations; (7) the interest expense on any Indebtedness guaranteed by such Person and its Restricted Subsidiaries or secured by a Lien; and (8) any cash dividends paid or payable on any Designated Preferred Stock. “Consolidated Net Income” means, with respect to any Person, for any period, the net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom: (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of the dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; (2) gains or losses in respect of any Asset Dispositions or sale or other disposition of assets or Equity Interests outside the ordinary course of business after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after tax basis; (3) the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after tax basis; (4) solely for purposes of Section 4.07 hereof, the net income (but not loss) of any Restricted Subsidiary of such Person to the extent the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental 14 approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members, except to the extent of any dividends or other distributions or payments actually paid to such Person or any of its Restricted Subsidiaries and not already included in the Consolidated Net Income of such Person; (5) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (6) any costs, fees, expenses or charges (including all legal, accounting and other professional fees, rating agency fees, deferred finance costs) paid in connection with the Transactions; (7) non-cash compensation charges or expenses, including those incurred in connection with any issuance of Equity Interests; (8) non-cash gains and losses attributable to movement in the mark to market valuation of Hedging Obligations pursuant to Statement of Financial Accounting Standards No. 133; and (9) any net after tax gains or losses attributable to the early extinguishment of Indebtedness (in each case, net of fees and expenses relating to the transaction giving rise thereto). “Consolidated Net Total Indebtedness” means, as at any date of determination, (x) Consolidated Total Indebtedness less (y) unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which consolidated financial statements are available, in an amount not to exceed $20.0 million (provided that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in this clause (y) for purposes of calculating the Leverage Ratio). “Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including, without limitation, (i) amortization of goodwill, programming costs, barter expenses and other intangibles and (ii) the effect of any non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of FASB Accounting Standards Codifications No. 350, 360 or 805, and any other non-cash items resulting from any amortization, write-up, write-down or write-off of assets or liabilities including deferred financing costs and the effect of straight-lining of rents as a result of purchase accounting adjustments in connection with any future acquisition, disposition, merger, consolidation or similar transaction, but excluding amortization of pre-paid cash expenses that were paid in a prior period) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, 15 determined on a consolidated basis in accordance with GAAP excluding any such charges which require an accrual of or a reserve for cash charges for any future period. “Consolidated Secured Leverage” means the aggregate outstanding Secured Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations, letters of credit (only to the extent of any unreimbursed drawings thereunder), debt obligations evidenced by promissory notes and similar instruments and any Guarantees in respect of any of the foregoing of the Company and its Restricted Subsidiaries. “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Leverage Ratio;” provided that, for the purpose of determining Consolidated Secured Leverage, the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date. “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of (v) Indebtedness for borrowed money, (w) obligations in respect of Capitalized Lease Obligations, (x) letters of credit (only to the extent of any unreimbursed drawings thereunder), (y) debt obligations evidenced by promissory notes and similar instruments and (z) any Guarantees in respect of any of the foregoing, and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP; provided that Indebtedness of the Company and its Restricted Subsidiaries under any revolving credit facility or line of credit as at any date of determination shall be determined using the Average Quarterly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company, (b) “Average Quarterly Balance” means, with respect to any Indebtedness incurred by the Company or its Restricted Subsidiaries under a revolving facility or line of credit, the quotient of (x) the sum of each Individual Quarterly Balance for each fiscal quarter ended on or prior to such date of determination

16 and included in the Reference Period divided by (y) 4, and (c) “Individual Quarterly Balance” means, with respect to any Indebtedness incurred by the Company or its Restricted Subsidiaries under a revolving credit facility or line of credit during any fiscal quarter of the Company, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such quarter divided by (y) the number of days in such fiscal quarter. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent: (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (2) to advance or supply funds: (a) for the purchase or payment of any such primary obligation; or (b) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived. “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of or nominated to such Board of Directors on the Issue Date; or (2) was nominated for election by either (a) one or more of the Principals or (b) the Board of Directors of the Company, a majority of whom were members of or nominated to the Board of Directors of the Company on the Issue Date or whose election or nomination for election was previously approved by one or more of the Principals Beneficially Owning at least 25% of the Voting Stock of the Company (determined by reference to voting power and not number of shares held) or such directors. 17 “Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 hereof or such other address the Trustee may designate from time to time by notice to the Company. “Credit Facility” means one or more debt facilities, indentures or other arrangements (including commercial paper facilities, receivables financing and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, amended and restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all definitive agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, pledge agreement, intellectual property security agreements, mortgages, control agreements, or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement, note or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, (4) changing the administrative agent or lenders or (5) otherwise altering the terms and conditions thereof. “Current Assets” means, as at any date of determination, the total assets of the Company and its Subsidiaries (other than cash and Cash Equivalents) which may properly be classified as current assets on a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP. “Current Liabilities” means, as at any date of determination, the total liabilities of the Company and its Subsidiaries which may properly be classified as current liabilities (excluding the current portion of the First Lien Notes, the Second Lien Notes, the Existing Notes and ABL Debt Obligations but including any long term deferred revenues) on a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP. “Custodian” means the Trustee, as custodian with respect to the Second Lien Notes in global form, or any successor entity thereto. “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, scheme of arrangement, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect. 18 “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default. “Definitive Second Lien Note” means a certificated Second Lien Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Second Lien Note shall not bear the Global Second Lien Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Second Lien Note” attached thereto. “Depositary” means, with respect to the Second Lien Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Second Lien Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation of the basket set forth in Section 4.07(a) hereof. “Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock. “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or (2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Second Lien Notes or (b) the date on which there are no Second Lien Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at 19 the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.07 hereof; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “DTC” means The Depository Trust Company or any successor securities clearing agency. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering” means (x) a sale of Capital Stock of the Company (other than Disqualified Stock) other than offerings registered on Form S-4 or Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities by a Parent Company, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock) of the Company. “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Excluded Assets” comprises the following property and assets, none of which will be included in the Collateral: (1) any fee owned real property with a fair market value (measured at the time of acquisition) of less than $1.0 million (as determined by the Company in good faith); (2) any lease, contract, instrument or property right to which the Company or any Guarantor is a party, if and only for so long as the grant of a security interest shall constitute or result in a breach, termination, impairment or default under any such lease, contract or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9- 408 or 9-409 of the UCC or any other applicable law or principles of equity), but in each case:

20 (a) only to the extent the Company or any Guarantor is contractually prohibited from creating a Lien on the Issue Date or the date such lease, contract, instrument or property right was acquired, created or effective (so long as such prohibition was not expressly negotiated in anticipation of such acquisition), and (b) provided that any security interest securing obligations owing to noteholders shall attach immediately to any portion of such lease, contract or property right without further action of the noteholders at any time or from time to time, so long as such security interest does not result, or would no longer result, in any of the consequences specified above; (3) any lease, contract, instrument or property right to which the Company or any Guarantor is a party and any other asset, in each case, if and only for so long as the grant of a security interest shall violate any applicable law; (4) any License, non-exclusive or otherwise (but not including any FCC License), to which the Company or any Guarantor is a party, grantee or beneficiary in ordinary course of business, if and only for so long as either (x) each of the Company or such Guarantor is prohibited from granting a security interest therein under applicable provisions of the Communications Act or any other applicable law, or (y) the grant of a security interest shall constitute or result in a breach, termination or default under any such License; provided that: (a) Excluded Assets shall not include any rights and remedies incident or appurtenant to any such Licenses or any rights to receive any or all proceeds derived from, or in connection with, any Asset Disposition of all or any portion of any such Licenses or any Station, and (b) any security interests securing obligations owing to noteholders shall attach immediately to any portion of such Licenses without further action of the noteholders at any time or from time to time, so long as such attachment does not result, or would no longer result, in any of the consequences specified above; (5) any fixed or capital assets owned by the Company or any Guarantor that is subject to a purchase money Lien or a Capitalized Lease Obligation permitted under the Indenture if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capitalized Lease Obligation or the acquisition of such asset subject to such purchase money Lien) prohibits or requires the consent of any Person other than the Company and its Affiliates (to the extent such consent has not been obtained) as a condition to the creation of any other Lien on such asset; (6) any Leaseholds; (7) all Excluded Equity Interests; 21 (8) motor vehicles and other assets subject to certificates of title; (9) assets as to which the costs of obtaining a security interest are excessive (as reasonably determined by the ABL Collateral Agent in writing) in relation to the value of the security afforded thereby; (10) any commercial tort claims not in excess of $1.0 million individually; (11) any letter of credit rights with a stated amount of less than $1.0 million; (12) cash pledged to secure letter of credit reimbursement obligations to the extent such secured letters of credit are permitted under the Indenture; (13) any “Excluded Deposit Accounts” (to be defined in the ABL Credit Agreement or any comparable term in any other ABL Obligations Document) that are excluded from collateral securing the ABL Credit Agreement; (14) any “intent to use” trademark applications for which a verified statement of use has not been filed with the United States Patent and Trademark Office or any asset or intellectual property (including copyrights, trademarks and patents) if the grant of a security interest in or Lien upon such intellectual property would result in the cancellation, voiding, invalidation or impairment of such intellectual property; provided that a grant of security interest shall be made (in accordance with the Second Lien Notes Security Agreement) in such “intent to use” applications once a verified statement of use has been filed with the United States Patent and Trademark Office or such asset or intellectual property once it can be granted without resulting in cancellation, voiding, invalidation, or impairment thereof; and (15) any FCC License to the extent (but only to the extent) that at such time the Second Lien Notes Collateral Agent may not validly possess a security interest therein pursuant to applicable communications laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses, the economic value of the FCC Licenses, and the right to receive all proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC Licenses. “Excluded Equity Interests” shall mean (a) [reserved]; (b) [reserved]; (c) [reserved]; (d) any Subsidiary acquired subject to assumed Indebtedness permitted by this Indenture if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests; (e) all Equity Interests of any Subsidiary the pledge of which is prohibited by applicable laws; and (f) all non-majority Equity Interests in Persons that are not Subsidiaries of the Company or any of its Restricted Subsidiaries but only to the extent such Person is, or its equity holders are, contractually prohibited from creating a Lien in such Equity Interests, so long as the Company (1) does not encourage 22 the creation of any contractual prohibitions and (2) requests no such contractual prohibitions be instituted (other than in each of (1) and (2) preceding, those contractual prohibitions in existence on the Issue Date). “Excluded Subsidiary” shall mean an Immaterial Subsidiary of the Company. “Existing Notes” means the Company’s 7.375% Senior Secured Notes due 2028, issued pursuant to the Indenture, dated as of January 25, 2021, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent, that remain outstanding after giving effect to the Transactions. “fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith. “FCC” shall mean the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America). “FCC License” shall mean any radio or television broadcast service license, community antenna relay service license, broadcast auxiliary license, earth station registration, business radio, microwave, special safety radio service license or other license, permit, authorization or certificate issued by the FCC pursuant to the Communications Act. “First Lien” means a Lien granted on the Collateral under or pursuant to a First Lien Document, that are senior to the Liens securing the Second Lien Notes Obligations and that are pari passu with the First Lien Notes, to secure First Lien Obligations. “First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the holders of the First Lien Notes, the holders of other First Lien Debt, the First Lien Debt Collateral Agents, the First Lien Note Trustee, and any other First Lien Representative, under the First Lien Documents. “First Lien Debt” means: (1) the First Lien Notes initially issued by the Company under the First Lien Notes Indenture together with the related First Lien Notes Guarantee thereof; (2) any Additional First Lien Notes under the First Lien Notes Indenture if the issuance thereof is permitted by each Secured Document; (3) [reserved]; (4) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company under any Additional First Lien Debt Facility that was expressly permitted to be Incurred as First Lien Debt and so secured under each Secured Document, and guarantees (including First Lien Notes Guarantee) thereof; 23 provided, in the case of any additional notes, guarantees or other Indebtedness referred to in this clause (4), that: (a) on or before the date on which such additional notes are issued or Indebtedness is incurred by the Company or guarantees Incurred by such Guarantor or the Company, such additional notes, guarantees or other Indebtedness, as applicable, is designated by the Company, in an Officer’s Certificate delivered to the Trustee, as “First Lien Debt” for the purposes of this Indenture; provided that no Indebtedness may be designated as both ABL Debt and First Lien Debt ; (b) such additional notes, guarantees or other Indebtedness is governed by an indenture, note purchase agreement, note or a credit agreement, as applicable, or other agreement that provides that the Liens securing such Obligations are shared equally and ratably among Holders of First Lien Debt (unless the First Lien Notes have been discharged); and (c) all requirements set forth in the intercreditor agreements as to the confirmation, grant or perfection of the First Lien Representative’s Lien to secure such additional notes, guarantees or other Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established for purposes of this Indenture if the Company delivers to the First Lien Representative and the ABL Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “First Lien Debt”); and (5) Hedging Obligations of the Company or any Guarantor Incurred in accordance with the terms of this Indenture; provided that: (a) on or before or within thirty (30) days after the date on which such Hedging Obligations are Incurred by the Company or such Guarantor (or on or within thirty (30) days after the date of this Indenture for Hedging Obligations in existence on the date of this Indenture), such Hedging Obligations are designated by the Company in an Officer’s Certificate delivered to the Trustee, as “First Lien Debt” for the purposes of this Indenture; (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such First Lien, executes and delivers a joinder to the intercreditor agreements in accordance with the terms thereof or otherwise becomes subject to the terms of the intercreditor agreements; and (c) all other requirements set forth in the intercreditor agreements have been complied with (and the satisfaction of such

24 requirements will be conclusively established for purposes of this Indenture if the Company delivers to the First Lien Representative and the ABL Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “First Lien Debt”). “First Lien Documents” means the First Lien Notes Documents, any credit, guarantee and security documents governing any First Lien Obligation, and any additional indenture, credit facility or other agreement pursuant to which any First Lien Debt is Incurred and the Security Documents related thereto (other than any security documentation that does not secure First Lien Obligations), as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the intercreditor agreements. “First Lien Notes” means the $60.6 million in aggregate principal amount of 10.500% First Lien Senior Secured Notes due 2030 issued on the Issue Date pursuant to the First Lien Notes Indenture. “First Lien Notes Collateral Agent” has the meaning given to it in the definition of “First Lien Notes Indenture” in this Section 1.01. “First Lien Notes Documents” means the First Lien Notes (including Additional First Lien Notes), the First Lien Notes Guarantee, the First Lien Notes Indenture and the Security Documents (as defined in the First Lien Notes Indenture). “First Lien Notes Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the First Lien Notes Indenture and the First Lien Notes, executed pursuant to the provisions of the First Lien Notes Indenture. “First Lien Notes Indenture” means that certain Indenture, dated as of the Issue Date, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, together with its successors and permitted assigns, the “First Lien Notes Trustee”) and as collateral agent (in such capacity, together with its successors and permitted assigns, the “First Lien Notes Collateral Agent”). “First Lien Notes Trustee” has the meaning given to it in the definition of “First Lien Notes Indenture” in this Section 1.01. “First Lien Obligations” means First Lien Debt and all other Obligations in respect thereof, including any secured Hedging Obligations thereunder or any Obligations under Cash Management Services secured thereunder. “First Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document whether or not the claim for such interest is allowed in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, so long as the First Lien Notes remain 25 outstanding, the First Lien Notes Obligations under the First Lien Notes shall constitute First Lien Obligations. “First Lien Representative” means (1) the First Lien Notes Trustee, in the case of the First Lien Notes or (2) in the case of any other Series of First Lien Debt, the trustee, agent or representative of the holders of such Series of First Lien Debt who is appointed as a representative of such Series of First Lien Debt (for purposes related to the administration of the security documentation) pursuant to this Indenture, credit agreement or other agreement governing such Series of First Lien Debt, in each case, together with any successor thereto and “First Lien Representatives” shall mean, collectively, each First Lien Representative. “GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean GAAP as in effect on the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under Section 4.03 hereof, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders. If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in this Indenture (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had or had not occurred. “Global Second Lien Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Second Lien Notes issued under this Indenture. “Global Second Lien Notes” means, individually and collectively, each of the Restricted Global Second Lien Notes and the Unrestricted Global Second Lien Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Second Lien Note Legend and that has the “Schedule of Exchanges of Interests in the Global Second Lien 26 Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof. “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit. “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the FCC). “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” means any person that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns. “Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies (which shall include Hedge Obligations (as defined in the ABL Credit Agreement)). “Holder” means each Person in whose name the Second Lien Notes are registered on the Registrar’s books, which shall initially be the nominee of DTC. “IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB. 27 “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, together with all other domestic Restricted Subsidiaries that are not Guarantors, as of that date, are less than $2.5 million and whose total revenues, together with all other domestic Restricted Subsidiaries that are not Guarantors, for the most recent twelve (12) month period do not exceed $2.5 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor or holds, directly or indirectly, any FCC Licenses. “Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal of indebtedness of such Person for borrowed money; (2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within thirty (30) days of Incurrence); (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one (1) year after the date of placing such property in service or taking final delivery and title thereto; (5) Capitalized Lease Obligations of such Person; (6) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is

28 assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons; (8) Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and (9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement). The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any time shall include outstanding amounts under any receivables, factoring or similar facilities or securitizations whether or not the same would constitute indebtedness or a liability on the balance sheet of such Person in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above and as set forth in this paragraph) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness: (i) Contingent Obligations Incurred in the ordinary course of business; (ii) Cash Management Services; (iii) in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; (iv) [reserved]; or 29 (v) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes. “Indenture” means this Indenture, as amended or supplemented from time to time. “Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company. “Indirect Participant” means a Person who holds a beneficial interest in a Global Second Lien Note through a Participant. “Initial Second Lien Notes” means the $291.02 million in aggregate principal amount of Second Lien Notes issued under this Indenture on the date hereof. “Intercreditor ABL Lien Cap” means the greater of (a) $110.0 million and (b) the Borrowing Base. “Intercreditor Agreement” means, as the context requires, the ABL Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or the 1L/2L Intercreditor Agreement. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. “Issue Date” means December 18, 2025. “Junior Financing Debt” means Subordinated Indebtedness, any Indebtedness secured by a lien ranking junior in priority to the Second Lien Notes and any unsecured Indebtedness (including the Existing Notes). 30 “Junior Lien” means a Lien granted on the Collateral under or pursuant to a Junior Lien Document, that are junior to the Liens thereon securing the Second Lien Notes Obligations to secure Junior Lien Obligations. “Junior Lien Claimholders” means, at any relevant time, the holders of Junior Lien Obligations at that time, and any Junior Lien Representatives under the Junior Lien Documents. “Junior Lien Debt” means, any notes issued under any indenture, any credit facility, any note purchase agreement, any notes or any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that was permitted to be Incurred and so secured under each Secured Document, and guarantees thereof; provided, in the case of any notes, guarantees or other Indebtedness referred to in this clause, that: (a) on or before the date on which such additional notes are issued or Indebtedness is incurred by the Company or guarantees Incurred by such Guarantor or the Company, such notes, guarantees or other Indebtedness, as applicable, is designated by the Company, in an Officers’ Certificate delivered to the Trustee, as “Junior Lien Debt” for the purposes of this Indenture; provided that no Indebtedness may be designated as both ABL Debt and Junior Lien Debt or as both First Lien Debt and Junior Lien Debt; and (b) all requirements set forth in the intercreditor agreements as to the confirmation, grant or perfection of the Junior Lien Representative’s Lien to secure such additional notes, guarantees or other Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established for purposes of this Indenture if the Company delivers to the Second Lien Representative and the ABL Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “Junior Lien Debt”). “Junior Lien Documents” means, any credit, guarantee and security documents governing any other Junior Lien Obligation, and any additional indenture, credit facility or other agreement pursuant to which any Junior Lien Debt is Incurred and the security documentation related thereto (other than any security documentation that does not secure Junior Lien Obligations), as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Intercreditor Agreements. “Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof. “Junior Lien Representative” means any trustee, agent or representative of the holders of any series of Junior Lien Debt who is appointed as a representative of such series of Junior Lien Debt (for purposes related to the administration of the security 31 documentation) pursuant to any indenture, or any credit agreement or other agreement governing such series of Junior Lien Debt, in each case, together with any successor thereto and “Junior Lien Representatives” shall mean, collectively, each Junior Lien Representative. “Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. “Leverage Ratio” as of any date of determination, means the ratio of: (1) Consolidated Net Total Indebtedness of the Company and its Restricted Subsidiaries at the time of determination, to (2) the Company’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur; provided, however, that: (a) if the Company or any Restricted Subsidiary has Incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves an Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, Indebtedness at the end of such period, Consolidated Cash Flow and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness as if such Indebtedness had been Incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such date of determination pursuant to the provisions of Section 4.09(b) hereof: (b) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Disposition, Consolidated Cash Flow, Consolidated Interest Expense and Indebtedness for such period will be calculated

32 after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Asset Disposition, sale or discontinuation occurred on the first day of such period. (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary), or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business or entered a new or otherwise amended the terms of any affiliation agreement prior to the date that is the six (6) month anniversary of the Issue Date providing for the transmission or distribution of content from TV One, Consolidated Cash Flow, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment, execution or acquisition occurred on the first day of such period; and (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period. The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company (and may include the reductions in net costs and expenses or other operating improvements that are reasonably identifiable and factually supportable resulting from such transaction which is being given pro forma effect that have been realized or are reasonably anticipated by such responsible financial or accounting Officer to be realized within eighteen (18) months and for purposes of determining the Leverage Ratio on a pro forma basis pursuant to Section 4.09(b)(6), twelve (12) months after the date of such transaction). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness). “Liability Management Transaction” means, any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any existing Indebtedness of the Company or any Subsidiary (including the First Lien Notes, the Second Lien Notes or the Existing Notes) with any other Indebtedness, equity or quasi-equity (or the proceeds of any other Indebtedness, equity or quasi-equity) that is/are contractually, 33 structurally or temporally senior (including as to lien priority with respect to any collateral, by means of additional collateral or through contractual turnover) to any of the Second Lien Notes (including, for the avoidance of doubt, through any incurrence of Indebtedness, equity or quasi-equity by a Person that is not the Company or a Guarantor, whether or not such Person owns any assets or property). Notwithstanding anything to the contrary in this Indenture, the refinancing of any ABL Debt with any Refinancing Indebtedness in respect thereof permitted pursuant to Section 4.09(b)(2) or the refinancing of any other Indebtedness permitted to be Incurred under this Indenture with any Refinancing Indebtedness in respect thereof permitted pursuant to Section 4.09(b)(5)(e) or Section 4.09(b)(8) shall not constitute a Liability Management Transaction. “License” shall mean as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses. “License” shall not include licenses with respect to intellectual property. “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Lien Sharing and Priority Confirmation” means: (a) as to any Series of Second Lien Debt, the written agreement of the Second Lien Representative of such Series of Second Lien Debt and holders of such Series of Second Lien Debt or as set forth in this Indenture, note purchase agreement, credit agreement note or other agreement governing such Series of Second Lien Debt, for the benefit of all holders of Second Lien Debt, all holders of ABL Debt, the ABL Collateral Agent and each then present or future Second Lien Representative: (b) that all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting Shared Collateral, and that all such Second Liens will be enforceable by the applicable Second Lien Representative for the benefit of all holders of Second Lien Obligations equally and ratably; (c) that the holders of Obligations in respect of such Series of Second Lien Debt are bound by the provisions of the intercreditor agreements, including the provisions relating to the ranking of Second Liens and the order of application of proceeds from enforcement of Second Liens; and (d) consenting to the terms of the intercreditor agreements and the applicable representative’s performance of, and directing the applicable representative to perform, its obligations under the intercreditor agreements; and 34 (e) as to the ABL Debt, the written agreement of the collateral agent or other representative with respect to the ABL Debt, the holders of the ABL Debt or as set forth in the credit agreement, note purchase agreement, note, indenture or other agreement governing the ABL Debt, for the benefit of all holders of Second Lien Debt, all holders of ABL Debt, the ABL Collateral Agent and each then present or future Second Lien Representative, that the holders of Obligations in respect of the ABL Debt are bound by the provisions of the ABL Intercreditor Agreement. “Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Company, the Company or any Restricted Subsidiary in respect of: (x)(a) travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such Person’s purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent Company with (in the case of this subclause (b)) the approval of the Board of Directors and (b) moving related expenses Incurred in connection with any closing or consolidation of any facility or office not exceeding $0.5 million in the aggregate outstanding at any time. “Material Assets” means all property and assets, including intellectual property and FCC Licenses, that are material to the business of the Company and its Subsidiaries, taken as a whole. “Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act. “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of: (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes, paid or reasonably estimated to be required to be paid or accrued as a liability under GAAP (after taking into account any otherwise available tax credits or deductions of the Company (or any of their Subsidiaries) and any tax sharing agreements), as a consequence of such Asset Disposition; 35 (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition; (3) all distributions and other payments required to be made to minority interest holders (other than any Parent Company, the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and (4) the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition. “Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale. “Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor. “Non-U.S. Person” means a Person who is not a U.S. Person. “Obligations” means any principal, premium (including any premium whether or not enforceable, permitted, allowed, or valid, including under applicable Debtor Relief Laws or other applicable laws), if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post- filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto. “Offering Memorandum” means the Company’s Confidential Offering Memorandum and Solicitation Statement dated November 14, 2025 relating to the offering of the Initial Second Lien Notes. “Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Administrative Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Controller, the Secretary or any Vice President (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person. “Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

36 “Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries. “Parent Company” means any Person that owns, directly or indirectly, 100% of the outstanding Equity Interests of the Company. “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream). “Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.10 hereof; provided, further, that the assets are acquired by or contributed to the Company or a Guarantor and assets that are received are pledged as Collateral to secure the Second Lien Notes, so long as such assets would constitute Collateral under the Second Lien Notes Documents. “Permitted Business” means any business engaged in by the Company and its Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary, corollary, incidental, supportive or complementary thereto (including, without limitation, any media or entertainment related business), and reasonable extensions thereof, in each case, as determined in good faith by the Board of Directors of the Company. “Permitted Group” means any investor that is a Beneficial Owner of Voting Stock of the Company or any Parent Company and that is also a party to a stockholders’ agreement with any of the Principals or their Related Parties and any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of any such stockholders’ agreement; provided that the Principals and their Related Parties continue to collectively Beneficially Own, directly or indirectly, at all times more than 50% of the Voting Stock of the Company or Parent Company, as applicable, and the ability to elect a majority of the members of the Board of Directors of the Company or Parent Company (without giving effect to any Voting Stock that may be deemed to be beneficially owned by the Principals and their Related Parties pursuant to Rule 13d-3 or 13d-5 under the Exchange Act). “Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries): (1) Investments in (a) a Guarantor (including the Capital Stock of, or guarantees of obligations of, a Guarantor) or the Company, (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Guarantor or (c) any Non-Guarantor Subsidiary in an aggregate amount, taken together with all other Investments made pursuant to this clause (1)(c) that 37 are at the time outstanding, not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) provided such Investment must be for a bona fide business purpose and not for any other purpose; (2) Investments in another Person if such Person is engaged, directly or through entities that will be Guarantors, in any Permitted Business and as a result of such Investment such other Person is merged, amalgamated, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Guarantor, and any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, combination, transfer or conveyance; (3) Investments in cash, Cash Equivalents; (4) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business for a bona fide business purpose and not for any other purpose; (5) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (6) Management Advances; (7) Investments (including debt obligations and equity securities) received in settlement, compromise or resolutions of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, in exchange for any other Investment or accounts receivable, endorsements for collection or deposit or trade arrangement, as a result of foreclosure, perfection or enforcement of any Lien, in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (8) Investments made as a result of the receipt of non-cash consideration (including earn-outs) from a sale or other disposition of property or assets (including an Asset Disposition) to third parties that are not Affiliates of the Company; (9) Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date, plus any accrued but unpaid interest (including any accretion of interest, original issue discount or the issuance of pay-in-kind securities) and premium 38 payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Issue Date or (b) as otherwise permitted under this Indenture; (10) Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09 hereof; (11) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted by Section 4.12 hereof; (12) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent Company as consideration; provided that such Investment must be made for a bona fide business purpose and for not any other purpose; (13) any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.11(b) hereof (except those described in clauses (1), (3), (4), (6), (8), (9), (10), (11), (12) and (16) thereof); (14) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or non-exclusive licenses non-exclusive sublicense, non-exclusive cross-licenses, leases, subleases, assignments, contributions or other Investments of intellectual property or other intangibles or services, in any case, in the ordinary course of business for a bona fide business purpose and not for any other purpose; (15) (i) Guarantees by the Company or a Guarantor of Obligations of the Company or a Guarantor not prohibited by Section 4.09 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations Incurred by the Company or any Guarantor that are permitted by this Indenture; (16) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture; (17) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that such Restricted Subsidiary shall either be an existing Guarantor or become a Guarantor upon consummation of such Investment; (18) Investments consisting of non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons; provided 39 that such Investment must be in the ordinary course of business for a bona fide business purpose and not for any other purpose; (19) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company; (20) [reserved]; (21) so long as no Default or Event of Default has occurred and is continuing (or would result from), Investments in bona fide joint ventures formed for legitimate business purposes with third parties in an aggregate amount, taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed $7.5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Guarantor at the date of making such Investment and such person becomes the Company or a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1)(a) or (2) above and shall cease to have been made pursuant to this clause; (22) so long as no Default or Event of Default has occurred and is continuing (or would result from), additional Investments made for a bona fide business purpose and not any other purpose having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, not to exceed $7.5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Guarantor, such Investment shall thereafter be deemed permitted under clause (1)(a) or (2) above and shall not be included as having been made pursuant to this clause (22); provided, further, that no Investment made pursuant this clause (22) may be made in any Subsidiary of the Company that is not or does not concurrently therewith become a Guarantor; (23) so long as no Default or Event of Default has occurred and is continuing (or would result from), any Investment made for a bona fide business purpose and not any other purpose in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed $7.5 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that no Investment made pursuant this clause (23) may be made in any Subsidiary of the Company that is not or does not concurrently therewith become a Guarantor; (24) [reserved];

40 (25) repurchases of the Second Lien Notes; (26) [reserved]; (27) guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business or consistent with past practice; (28) Investments (a) consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice, (b) made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client, franchisee and customer contacts and loans or (c) advances, loans, extensions of credit (including the creation of receivables) or prepayments made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, lessors, licensors and licensees in the ordinary course of business or consistent with past practice; (29) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice; (30) Investments consisting of UCC Article 3 endorsements for collection or deposit and Article 4 trade arrangements with customers (or any comparable or similar provisions in other applicable jurisdictions) in the ordinary course of business or consistent with past practices; and (31) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event. “Permitted Liens” means: (1) [reserved]; (2) Liens in favor of the Company or the Guarantors; (3) Liens that do not secure Indebtedness for borrowed money on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Guarantor or on property or assets acquired by the Company or any Guarantor (and in each case not created or incurred in anticipation of such transaction and that, at the time of creation or incurrence, was created or incurred for a bona fide business purpose); (4) Liens to secure Capitalized Lease Obligations, mortgage financings or purchase money debt permitted to be incurred pursuant to Section 4.09(b)(8) hereof covering only the assets financed by or acquired with such Indebtedness (and the proceeds thereof); 41 (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens existing on the Issue Date (other than Liens permitted under clause (14) below); (7) Liens arising from Uniform Commercial Code financing statement filings, including precautionary financing statements (or similar filings) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (8) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, was required to secure and under this Indenture was permitted to secure) the Indebtedness being refinanced; (9) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances or zoning or similar restrictions which do not individually or in the aggregate materially adversely affect the value of such property or materially impair the operation of the business of the Company or any Subsidiary, (b) rights or title of lessors under leases (other than Capitalized Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law for sums not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (e) Liens arising under licensing agreements and (f) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, worker’s compensation, performance or return of money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice); (10) Liens for taxes, assessments and governmental charges that are not overdue for a period of more than sixty (60) days or not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, 42 and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (11) any Lien (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement incurred in the ordinary course of business for a bona fide business purpose; (12) Liens securing judgments not constituting an Event of Default; (13) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance or discharge of Indebtedness; provided that such defeasance or discharge is not prohibited by this Indenture; (14) Liens incurred by the Company or any Guarantor in the ordinary course of business of the Company or any Restricted Subsidiary of the Company for a bona fide business purpose at any one time outstanding that does not exceed $10.0 million at the time incurred; provided to the extent, such Liens secure Indebtedness for borrowed money, such Liens may secure such Indebtedness (a) on a pari passu basis with the Liens securing the First Lien Notes Obligations, so long as (x) such Liens are subject to the 1L/2L Intercreditor Agreement and (y) the Gross Superpriority First Lien Leverage Ratio is not greater after giving pro forma effect to such Incurrence and the application of net proceeds therefrom than immediately prior to the Incurrence thereof, (b) on a pari passu basis to the Liens securing the Second Lien Notes Obligations, so long as (x) such Liens are subject to the 1L/2L Intercreditor Agreement and the Second Lien Intercreditor Agreement and (y) the Consolidated Secured Leverage Ratio is not greater after giving pro forma effect to such Incurrence and the application of net proceeds therefrom than immediately prior to the Incurrence thereof or (c) on a junior basis to the Liens securing the Second Lien Notes Obligations, so long as (x) such Liens are subject to the 1L/2L Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of 1L/2L Intercreditor Agreement) and (y) the Consolidated Secured Leverage Ratio is not greater after giving pro forma effect to such Incurrence and the application of net proceeds therefrom than immediately prior to the Incurrence thereof; (15) [reserved]; (16) first priority Liens on ABL Priority Collateral and second priority Liens on Second Lien Notes Priority Collateral securing Indebtedness incurred pursuant to Section 4.09(b)(2) hereof and all other Obligations related to such Indebtedness; (17) Liens securing Indebtedness and other Obligations under (a) Section 4.09(b)(6)(a) hereof; provided that such Liens shall only be permitted if such Liens are incurred in the ordinary course of business and limited to all or part of the same property or assets, including Capital Stock (plus property and assets affixed or 43 appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Company or any Guarantor, in any transaction to which such Indebtedness or other Obligation relates and (b) Section 4.09(b)(6)(b) hereof; provided that if any such Liens referenced in this section of the definition of “Permitted Liens” secure First Lien Obligations or Second Lien Obligations, such Liens shall be subject to the 1L / 2L Intercreditor and a Second Lien Intercreditor Agreement, as applicable, and if any such Liens referenced in this section of the definition of “Permitted Liens” secure Junior Lien Obligations, such Liens shall be subject to the 1L/2L Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of 1L/2L Intercreditor Agreement); (18) [reserved]; (19) Liens securing Obligations in respect of the Second Lien Notes issued on the Issue Date and the related Second Lien Notes Guarantees; (20) Liens securing Obligations in respect of the First Lien Notes issued on the Issue Date and the related First Lien Notes Guarantees; provided that the Indebtedness secured thereby shall be subject to the 1L/2L Intercreditor Agreement; (21) Liens securing Indebtedness and other Obligations in respect of Hedging Obligations or Cash Management Services permitted to be Incurred under Section 4.09(b)(7); (22) [reserved]; and (23) Liens on (a) assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture, (b) on cash advances, earnest money or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (c) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole

44 discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with the Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity. “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “Principal” means Catherine L. Hughes and Alfred C. Liggins, III. “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Second Lien Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Reach Media Put Agreement” means certain shareholder rights set forth in Section 11 (and all references thereto) under that certain Amended and Restated Shareholders’ Agreement entered into as of January 1, 2013, by and among Reach Media, Inc., a Texas corporation, and each of the individuals and entities listed on Schedule I attached thereto. “Real Property Asset” means any fee accrued real property with a fair market value (measured at the time of acquisition) equal to or greater than $3.0 million (as determined by the Company in good faith). “Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning. “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary 45 that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness including, in each case, Indebtedness Incurred to pay fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing; provided, however, that if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the final Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Second Lien Notes and such Refinancing Indebtedness is subordinated to the Second Lien Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; provided that: (a) Refinancing Indebtedness shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor; and (b) any Refinancing Indebtedness shall not have any obligors that are not obligors under the refinanced Indebtedness, may be secured by no additional collateral other than the collateral securing the refinanced Indebtedness, must have the same (or junior) lien priority and the same payment priority as the refinanced Indebtedness and shall be on terms (including with respect to maturity and weighted average life but excluding pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Company are no more restrictive than those contained in this Indenture (taken as a whole). All Refinancing Indebtedness must have a Weighted Average Life to Maturity at such time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced. Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness. Notwithstanding anything to the contrary in this Indenture or in any Security Document, in no event shall Refinancing Indebtedness be incurred for the primary purpose of influencing the votes with respect to an amendment, waiver or other modification under this Indenture. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Second Lien Note” means a Global Second Lien Note substantially in the form of Exhibit A hereto bearing the Global Second Lien Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Second Lien Notes sold in reliance on Rule 903 of Regulation S. 46 “Related Party” means: (1) any 80% (or more) owned Subsidiary or immediate family member of any Principal; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons Beneficially Owning an 80% or more controlling interest of such entit(ies) consists of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1). “Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture. “Restricted” means, when referring to cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Company or of any such Restricted Subsidiary or (ii) are subject to any Lien (other than inchoate or banker’s Liens). “Restricted Definitive Second Lien Note” means a Definitive Second Lien Note bearing the Private Placement Legend. “Restricted Global Second Lien Note” means a Global Second Lien Note bearing the Private Placement Legend. “Restricted Investment” means any Investment other than a Permitted Investment. “Restricted Subsidiary” means any Subsidiary of the Company. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal 47 property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing. “SEC” means the U.S. Securities and Exchange Commission or any successor thereto. “Second Lien” means a Lien granted on the Collateral under or pursuant to a Second Lien Document, that are pari passu to the Liens securing the Second Lien Notes Obligations, to secure Second Lien Obligations. “Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the holders of the Second Lien Notes, the holders of other Second Lien Debt, the Second Debt Collateral Agents, the Trustee, and any other Second Lien Representative, under the Second Lien Documents. “Second Lien Debt” means: (1) the Second Lien Notes initially issued by the Company under this Indenture together with the related Second Lien Notes Guarantees thereof; (2) any Additional Second Lien Notes under this Indenture if the issuance thereof is permitted by each Secured Document; (3) [reserved], (4) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company under any Additional Second Lien Debt Facility ranking pari passu with the that was expressly permitted to be Incurred as Second Lien Debt and so secured under each Secured Document, and guarantees (including Second Lien Notes Guarantees) thereof; provided, in the case of any additional notes, guarantees or other Indebtedness referred to in this clause (4), that: (a) on or before the date on which such additional notes are issued or Indebtedness is incurred by the Company or guarantees Incurred by such Guarantor or the Company, such additional notes, guarantees or other Indebtedness, as applicable, is designated by the Company, in an Officer’s Certificate delivered to the Trustee, as “Second Lien Debt” for the purposes of this Indenture; provided that no Indebtedness may be designated as both ABL Debt and Second Lien Debt or as both Junior Lien Debt and Second Lien Debt; (b) such additional notes, guarantees or other Indebtedness is governed by an indenture, note purchase agreement, note or a credit agreement, as applicable, or other agreement that provides that the Liens securing such Obligations are shared equally and ratably among Holders of Second Lien Debt (unless the Second Lien Notes have been discharged); and

48 (c) all requirements set forth in the intercreditor agreements as to the confirmation, grant or perfection of the Second Lien Representative’s Lien to secure such additional notes, guarantees or other Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established for purposes of this Indenture if the Company delivers to the Second Lien Representative and the ABL Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “Second Lien Debt”); and (5) Hedging Obligations of the Company or any Guarantor Incurred in accordance with the terms of this Indenture; provided that: (a) on or before or within thirty (30) days after the date on which such Hedging Obligations are Incurred by the Company or such Guarantor (or on or within thirty (30) days after the date of this Indenture for Hedging Obligations in existence on the date of this Indenture), such Hedging Obligations are designated by the Company in an Officer’s Certificate delivered to the Trustee, as “Second Lien Debt” for the purposes of this Indenture; (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Second Lien, executes and delivers a joinder to the intercreditor agreements in accordance with the terms thereof or otherwise becomes subject to the terms of the intercreditor agreements; and (c) all other requirements set forth in the intercreditor agreements have been complied with (and the satisfaction of such requirements will be conclusively established for purposes of this Indenture if the Company delivers to the Second Lien Representative and the ABL Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Second Lien Debt”). “Second Lien Documents” means the Second Lien Notes Documents, any credit, guarantee and security documents governing any Second Lien Obligation, and any additional indenture, credit facility or other agreement pursuant to which any Second Lien Debt is Incurred and the Security Documents related thereto (other than any security documentation that does not secure Second Lien Obligations), as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the intercreditor agreements. “Second Lien Intercreditor Agreement” means an intercreditor agreement in substantially in the form of the Parity Lien Intercreditor Agreement (as defined in the First Lien Notes Indenture) to be entered upon the Incurrence of additional Second Lien 49 Obligations, by and among the Second Lien Notes Collateral Agent and each Second Lien Representative for the holders of such Second Lien Obligations and acknowledged by the Company and the Guarantors. “Second Lien Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Second Lien Notes and the Additional Second Lien Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Second Lien Notes shall include the Initial Second Lien Notes and any Additional Second Lien Notes. “Second Lien Notes Documents” means the Second Lien Notes (including Additional Second Lien Notes), the Second Lien Notes Guarantees, this Indenture and the Security Documents. “Second Lien Notes Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Second Lien Notes, executed pursuant to the provisions of this Indenture. “Second Lien Notes Obligations” means all Obligations under or in respect of the Second Lien Notes and this Indenture, including for the avoidance of doubt, Obligations in respect of guarantees thereof. “Second Lien Notes Pledge Agreement” means that certain Second Lien Pledge Agreement, dated as of the Issue Date, among the Company, as a pledgor, certain Subsidiaries of the Company from time to time thereto as pledgors and the Second Lien Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Second Lien Notes Priority Collateral” means all assets of the Company and the Guarantors other than (a) the Excluded Assets and (b) the ABL Priority Collateral. “Second Lien Notes Security Agreement” means that certain Second Lien Security Agreement, dated as of the Issue Date, among the Company, as grantor, certain Subsidiaries of the Company from time to time thereto as grantors and the Second Lien Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof, including any secured Hedging Obligations thereunder or any Obligations under Cash Management Services secured thereunder. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, so long as the Second Lien Notes remain outstanding, the Second Lien Notes Obligations under the Second Lien Notes shall constitute Second Lien Obligations. 50 “Second Lien Representative” means (1) the Trustee, in the case of the Second Lien Notes or (2) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who is appointed as a representative of such Series of Second Lien Debt (for purposes related to the administration of the security documentation) pursuant to this Indenture, credit agreement or other agreement governing such Series of Second Lien Debt, in each case, together with any successor thereto and “Second Lien Representatives” shall mean, collectively, each Second Lien Representative. In the event that there is more than one Second Lien Representative, such Second Lien Representatives shall enter into a Second Lien Intercreditor Agreement. “Secured Documents” means the First Lien Documents, the Second Lien Documents, the Junior Lien Documents and the ABL Loan Documents. “Secured Indebtedness” means any Indebtedness secured by a Lien. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Security Documents” means the ABL Intercreditor Agreement, any Parity Lien Intercreditor (as defined in the First Lien Notes Indenture), the 1L/2L Intercreditor Agreement, any Second Lien Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security agreements (including the Second Lien Notes Security Agreement), pledge agreements (including the Second Lien Notes Pledge Agreement), mortgages, deeds to secure debt, deeds of trust, control agreements, collateral assignments, collateral agency agreements, debentures or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Trustee or a collateral agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described in Sections 9.01 and 9.02 of this Indenture. “Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Second Lien Representative on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time. 51 “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date. “Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries on the Issue Date, (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof, and (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Capital Stock or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business. “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. “Station” shall mean a radio or television station operated to broadcast commercial radio or television programming over signals within a specified geographic area. “Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to, in the case of the Company, the Second Lien Notes or, in the case of a Guarantor, the Second Lien Notes Guarantee of such Guarantor, pursuant to a written agreement to that effect. “Subsidiary” means, with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture, limited liability company or similar entity of which: (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

52 (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority. “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended. “Transactions” means the transactions contemplated and/or described by the Offering Memorandum, including without limitation, the refinancing of the Company’s existing asset based lending facility, the issuance of the First Lien Notes and the Second Lien Notes, a transaction support agreement by and among certain holders of the Existing Notes and the Company, the exchange and cash tender transactions related to the Existing Notes, and the payment of any and all related accrued interest, original issue discount, premiums, fees, expenses and charges (including all legal, accounting and other professional fees, rating agency fees, deferred finance costs) incurred in connection with the foregoing transactions. “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days (but not more than five (5) Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to April 1, 2026; provided, however, that if the period from the redemption date to April 1, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used. “TV One” means TV One, LLC, a Delaware limited liability company, and any successor entity (including by way of merger, consolidation or transfer of all or substantially all of the assets of TV One and its Subsidiaries, if any, taken as a whole). “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of 53 America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt. “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Unrestricted” means, when referring to cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted. “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors. “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments. “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary in which 90% or more of the outstanding Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary of the Company and any other outstanding Equity Interests are owned by officers, directors or employees of such Restricted Subsidiary. Section 1.02. Other Definitions. Term Defined in Section “Affiliate Transaction” 4.11 “Asset Disposition Offer” 3.10 “Authentication Order” 2.02 “Change of Control Offer” 4.15 “Change of Control Payment” 4.15 “Change of Control Payment Date” 4.15 “Covenant Defeasance” 8.03 54 “Event of Default” 6.01 “Excess Proceeds” 4.10 “Initial Agreement” 4.08 “Initial Default” 6.01 “Legal Defeasance” 8.02 “Offer Amount” 3.10 “Offer Period” 3.10 “Paying Agent” 2.03 “payment default” 6.01 “Permitted Indebtedness” 4.09 “Permitted Payments” 4.07 “Purchase Date” 3.10 “Registrar” 2.03 “Required Filing Dates” 4.03 “Required Reports” 4.03 “Restricted Payments” 4.07 “Successor Company” 5.01 “U.S.A. Patriot Act” 13.13 Section 1.03. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; “or” is not exclusive; (3) “including” is not limiting; words in the singular include the plural, and in the plural include the singular; (4) “will” shall be interpreted to express a command; provisions apply to successive events and transactions; (5) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and (6) the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept 55 electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. ARTICLE 2 THE SECOND LIEN NOTES Section 2.01. Form and Dating. (a) General. The Second Lien Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Second Lien Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Second Lien Note will be dated the date of its authentication. The Second Lien Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Second Lien Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Second Lien Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Upon delivery to the Trustee of an Officer’s Certificate, Opinion of Counsel and Authentication Order, to issue Additional Second Lien Notes under this Indenture, Additional Second Lien Notes ranking pari passu with the Initial Second Lien Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Second Lien Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the first date from which interest will accrue) as the Initial Second Lien Notes; provided that Additional Second Lien Notes will not be issued with the same CUSIP, if any, as existing Second Lien Notes unless such Additional Second Lien Notes are fungible with existing Second Lien Notes for U.S. federal income tax purposes. Any Additional Second Lien Notes shall be issued with the benefit of an indenture supplemental to this Indenture. The Initial Second Lien Notes issued on the Issue Date and any Additional Second Lien Notes issued shall be treated as a single class for all purposes under this Indenture. (b) Global Second Lien Notes. Second Lien Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Second Lien Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Second Lien Note” attached thereto). Second Lien Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Second Lien Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Second Lien Note” attached thereto). Each Global Second Lien Note will represent such of the outstanding Second Lien Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Second Lien Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Second Lien Notes

56 represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Second Lien Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Second Lien Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Second Lien Note that are held by Participants through Euroclear or Clearstream. Section 2.02. Execution and Authentication. At least one Officer must sign the Second Lien Notes for the Company by manual, facsimile or electronic signature. If an Officer whose signature is on a Second Lien Note no longer holds that office at the time a Second Lien Note is authenticated, the Second Lien Note will nevertheless be valid. A Second Lien Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Second Lien Note has been authenticated under this Indenture. The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Second Lien Notes for original issue that may be validly issued under this Indenture, including any Additional Second Lien Notes. With respect to any Additional Second Lien Notes, the Company shall set forth in an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information: (a) the aggregate principal amount of such Additional Second Lien Notes to be authenticated and delivered pursuant to this Indenture; and (b) the issue prices, the issue date and the CUSIP number of such Additional Second Lien Notes. The aggregate principal amount of Second Lien Notes outstanding at any time may not exceed the aggregate principal amount of Second Lien Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. Notwithstanding anything to the contrary in this Indenture or in any Security Document, in no event shall Additional Second Lien Notes be Incurred for the primary purpose of influencing the votes with respect to an amendment, waiver or other 57 modification under this Indenture or otherwise to effectuate an amendment or waiver to this Indenture or any Security Document. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Second Lien Notes. An authenticating agent may authenticate Second Lien Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company. Section 2.03. Registrar and Paying Agent. The Company will maintain an office or agency where Second Lien Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Second Lien Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Second Lien Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Second Lien Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Second Lien Notes. Section 2.04. Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Second Lien Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Second Lien Notes. Section 2.05. Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not 58 the Registrar, the Company will furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Second Lien Notes. Section 2.06. Transfer and Exchange. (a) Transfer and Exchange of Global Second Lien Notes. A Global Second Lien Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Second Lien Notes will be exchanged by the Company for Definitive Second Lien Notes if: (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within one-hundred and twenty (120) days after the date of such notice from the Depositary; (2) the Company in its sole discretion determines that the Global Second Lien Notes (in whole but not in part) should be exchanged for Definitive Second Lien Notes and delivers a written notice to such effect to the Trustee; or (3) there has occurred and is continuing a Default or Event of Default with respect to the Second Lien Notes and Holders of a majority of the aggregate principal amount of the outstanding Second Lien Notes so request. Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Second Lien Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Second Lien Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and Section 2.10 hereof. Except as provided in this Section 2.06, every Second Lien Note authenticated and delivered in exchange for, or in lieu of, a Global Second Lien Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Second Lien Note. A Global Second Lien Note may not be exchanged for another Second Lien Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Second Lien Note may be transferred and exchanged as provided in Section 2.06(b) or Section 2.06(c) hereof. (b) Transfer and Exchange of Beneficial Interests in the Global Second Lien Notes. The transfer and exchange of beneficial interests in the Global Second Lien Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Neither the Trustee nor the Registrar shall have any duty to monitor compliance with the requirements or conditions for effecting transfers of beneficial interests within a Global Second Lien Note. Beneficial interests in the Restricted Global Second Lien Notes will be subject to restrictions on transfer comparable to those 59 set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Second Lien Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Second Lien Note. Beneficial interests in any Restricted Global Second Lien Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Second Lien Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Second Lien Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Second Lien Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Second Lien Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Second Lien Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Second Lien Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Second Lien Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Second Lien Notes contained in this Indenture and the Second Lien Notes or

60 otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Second Lien Note(s) pursuant to Section 2.06(g) hereof. (3) Transfer of Beneficial Interests to Another Restricted Global Second Lien Note. A beneficial interest in any Restricted Global Second Lien Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Second Lien Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Second Lien Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (i) thereof; and (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Second Lien Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (ii) thereof. (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Second Lien Note for Beneficial Interests in an Unrestricted Global Second Lien Note. A beneficial interest in any Restricted Global Second Lien Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Second Lien Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Second Lien Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Second Lien Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Second Lien Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Second Lien Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Second Lien Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected at a time when an Unrestricted Global Second Lien Note has not yet been issued, the Company shall issue and, upon receipt of an 61 Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Second Lien Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred. Beneficial interests in an Unrestricted Global Second Lien Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Second Lien Note. (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. (1) Beneficial Interests in Restricted Global Second Lien Notes to Restricted Definitive Second Lien Notes. If any holder of a beneficial interest in a Restricted Global Second Lien Note proposes to exchange such beneficial interest for a Restricted Definitive Second Lien Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Second Lien Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Second Lien Note proposes to exchange such beneficial interest for a Restricted Definitive Second Lien Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or 62 (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Second Lien Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Second Lien Note in the appropriate principal amount. Any Definitive Second Lien Note issued in exchange for a beneficial interest in a Restricted Global Second Lien Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Second Lien Notes to the Persons in whose names such Second Lien Notes are so registered. Any Definitive Second Lien Note issued in exchange for a beneficial interest in a Restricted Global Second Lien Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Restricted Global Second Lien Notes to Unrestricted Definitive Second Lien Notes. A holder of a beneficial interest in a Restricted Global Second Lien Note may exchange such beneficial interest for an Unrestricted Definitive Second Lien Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Second Lien Note only if the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Second Lien Note proposes to exchange such beneficial interest for an Unrestricted Definitive Second Lien Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Second Lien Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Second Lien Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Beneficial Interests in Unrestricted Global Second Lien Notes to Unrestricted Definitive Second Lien Notes. If any holder of a beneficial interest in an Unrestricted Global Second Lien Note proposes to exchange such beneficial 63 interest for a Definitive Second Lien Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Second Lien Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Second Lien Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Second Lien Note in the appropriate principal amount. Any Definitive Second Lien Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Second Lien Notes to the Persons in whose names such Second Lien Notes are so registered. Any Definitive Second Lien Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. (1) Restricted Definitive Second Lien Notes to Beneficial Interests in Restricted Global Second Lien Notes. If any Holder of a Restricted Definitive Second Lien Note proposes to exchange such Second Lien Note for a beneficial interest in a Restricted Global Second Lien Note or to transfer such Restricted Definitive Second Lien Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Second Lien Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Second Lien Note proposes to exchange such Second Lien Note for a beneficial interest in a Restricted Global Second Lien Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Second Lien Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Second Lien Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Second Lien Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

64 (E) if such Restricted Definitive Second Lien Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such Restricted Definitive Second Lien Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such Restricted Definitive Second Lien Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Second Lien Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Second Lien Note, in the case of clause (B) above, the 144A Global Second Lien Note and in the case of clause (C) above, the Regulation S Global Second Lien Note. (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Second Lien Notes. A Holder of a Restricted Definitive Second Lien Note may exchange such Second Lien Note for a beneficial interest in an Unrestricted Global Second Lien Note or transfer such Restricted Definitive Second Lien Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Second Lien Note only if the Registrar receives the following: (A) if the Holder of such Definitive Second Lien Notes proposes to exchange such Second Lien Notes for a beneficial interest in the Unrestricted Global Second Lien Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (B) if the Holder of such Definitive Second Lien Notes proposes to transfer such Second Lien Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Second Lien Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. 65 Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Second Lien Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Second Lien Note. (3) Unrestricted Definitive Second Lien Notes to Beneficial Interests in Unrestricted Global Second Lien Notes. A Holder of an Unrestricted Definitive Second Lien Note may exchange such Second Lien Note for a beneficial interest in an Unrestricted Global Second Lien Note or transfer such Definitive Second Lien Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Second Lien Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Second Lien Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Second Lien Notes. If any such exchange or transfer from a Definitive Second Lien Note to a beneficial interest is effected at a time when an Unrestricted Global Second Lien Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Second Lien Notes in an aggregate principal amount equal to the principal amount of Definitive Second Lien Notes so transferred. (e) Transfer and Exchange of Definitive Second Lien Notes for Definitive Second Lien Notes. Upon request by a Holder of Definitive Second Lien Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Second Lien Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Second Lien Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). (1) Restricted Definitive Second Lien Notes to Restricted Definitive Second Lien Notes. Any Restricted Definitive Second Lien Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Second Lien Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and 66 (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (2) Restricted Definitive Second Lien Notes to Unrestricted Definitive Second Lien Notes. Any Restricted Definitive Second Lien Note may be exchanged by the Holder thereof for an Unrestricted Definitive Second Lien Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Second Lien Note if the Registrar receives the following: (A) if the Holder of such Restricted Definitive Second Lien Notes proposes to exchange such Second Lien Notes for an Unrestricted Definitive Second Lien Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (B) if the Holder of such Restricted Definitive Second Lien Notes proposes to transfer such Second Lien Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Second Lien Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Second Lien Notes may transfer such Second Lien Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Second Lien Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Second Lien Notes pursuant to the instructions from the Holder thereof. (f) Legends. The following legends will appear on the face of all Global Second Lien Notes and Definitive Second Lien Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. (1) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Second Lien Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: 67 “THIS SECOND LIEN NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (2) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN “INSTITUTIONAL ACCREDITED INVESTOR” (WITHIN THE MEANING OF SEC RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECOND LIEN NOTES OF $250,000, OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECOND LIEN NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ITS DIRECT OR INDIRECT PARENT, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

68 (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.” (F) Notwithstanding the foregoing, any Global Second Lien Note or Definitive Second Lien Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Second Lien Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. (4) Global Second Lien Note Legend. Each Global Second Lien Note will bear a legend in substantially the following form: “THIS GLOBAL SECOND LIEN NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECOND LIEN NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECOND LIEN NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECOND LIEN NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL SECOND LIEN NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECOND LIEN NOTES IN DEFINITIVE FORM, THIS SECOND LIEN NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE 69 DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (g) Cancellation and/or Adjustment of Global Second Lien Notes. At such time as all beneficial interests in a particular Global Second Lien Note have been exchanged for Definitive Second Lien Notes or a particular Global Second Lien Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Second Lien Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Second Lien Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Second Lien Note or for Definitive Second Lien Notes, the principal amount of Second Lien Notes represented by such Global Second Lien Note will be reduced accordingly and an endorsement will be made on such Global Second Lien Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Second Lien Note, such other Global Second Lien Note will be increased accordingly and an endorsement will be made on such Global Second Lien Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (h) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Second Lien Notes and Definitive Second Lien Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request. (2) No service charge will be made to a Holder of a beneficial interest in a Global Second Lien Note or to a Holder of a Definitive Second Lien Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof). 70 (3) The Registrar will not be required to register the transfer of or exchange of any Second Lien Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Second Lien Notes and Definitive Second Lien Notes issued upon any registration of transfer or exchange of Global Second Lien Notes or Definitive Second Lien Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Second Lien Notes or Definitive Second Lien Notes surrendered upon such registration of transfer or exchange. (5) Neither the Registrar nor the Company will be required: (A) to issue, to register the transfer of or to exchange any Second Lien Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Second Lien Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Second Lien Note selected for redemption in whole or in part, except the unredeemed portion of any Second Lien Note being redeemed in part; or (C) to register the transfer of or to exchange a Second Lien Note between a record date and the next succeeding interest payment date. (6) Prior to due presentment for the registration of a transfer of any Second Lien Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Second Lien Note is registered as the absolute owner of such Second Lien Note for the purpose of receiving payment of principal of and interest on such Second Lien Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. (7) The Trustee will authenticate Global Second Lien Notes and Definitive Second Lien Notes in accordance with the provisions of Section 2.02 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile. (9) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. Neither the Company, the Trustee nor any Agent shall have any responsibility or obligation to any Beneficial Owner in a Global Second Lien Note, a Participant, an Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Second Lien Notes or with respect to the delivery to any Participant, 71 Indirect Participant, Beneficial Owner or other Person (including any notice of redemption) or the payment of any amount, under or with respect to such Second Lien Notes. The rights of Beneficial Owners in a Global Second Lien Note shall be exercised only through the Depositary, subject to the Applicable Procedures. The Company, the Trustee, and any Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to their members, participants and any Beneficial Owners. The Company, the Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Second Lien Note for all purposes of this Indenture relating to such Global Second Lien Note (including the payment of principal, premium, if any, and interest, and the giving of instructions or directions by or to the owner or Holder of a Beneficial Ownership interest in such Global Second Lien Note) as the sole Holder of such Global Second Lien Note and shall have no obligations to the Beneficial Owners thereof. Section 2.07. Replacement Second Lien Notes. If any mutilated Second Lien Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Second Lien Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Second Lien Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Second Lien Note is replaced. The Company may charge for its expenses in replacing a Second Lien Note. Every replacement Second Lien Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Second Lien Notes duly issued hereunder. Section 2.08. Outstanding Second Lien Notes. The Second Lien Notes outstanding at any time are all the Second Lien Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Second Lien Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Second Lien Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Second Lien Note; however, Second Lien Notes held by the Company or any of its Restricted Subsidiaries shall not be deemed to be outstanding for purposes of Section 3.07 hereof. If a Second Lien Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Second Lien Note is held by a protected purchaser.

72 If the principal amount of any Second Lien Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Second Lien Notes payable on that date, then on and after that date such Second Lien Notes will be deemed to be no longer outstanding and will cease to accrue interest. Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Second Lien Notes have concurred in any direction, waiver or consent, Second Lien Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Second Lien Notes that the Trustee knows are so owned will be so disregarded. Section 2.10. Temporary Notes. Until certificates representing Second Lien Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Second Lien Notes. Temporary Second Lien Notes will be substantially in the form of certificated Second Lien Notes but may have variations that the Company considers appropriate for temporary Second Lien Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Second Lien Notes in exchange for temporary Notes. Holders of temporary Second Lien Notes will be entitled to all of the benefits of this Indenture. Section 2.11. Cancellation. The Company at any time may deliver Second Lien Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Second Lien Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Second Lien Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Second Lien Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Certification of the destruction of all canceled Second Lien Notes will be delivered to the Company upon its request therefor. The Company may not issue new Second Lien Notes to replace Second Lien Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.12. Defaulted Interest. 73 If the Company defaults in a payment of interest on the Second Lien Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Second Lien Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Second Lien Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Section 2.13. Actions of a Holder. For the purpose of providing any consent, waiver or instruction to the Company, the Trustee or Second Lien Notes Collateral Agent, a “Holder” shall include a Person who provides to the Company or the Trustee or the Second Lien Notes Collateral Agent, as the case may be, an affidavit of beneficial ownership of a Second Lien Note. ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01. Notices to Trustee. If the Company elects to redeem Second Lien Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least ten (10) days but not more than sixty (60) days before a redemption date, an Officer’s Certificate setting forth: (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Second Lien Notes to be redeemed; and (4) the redemption price. Section 3.02. Selection of Second Lien Notes to Be Redeemed or Purchased. If less than all of the Second Lien Notes are to be redeemed at any time, the Trustee (or Registrar if other than the Trustee) will select the Second Lien Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Second Lien Notes are listed, as certified in writing to the Trustee by the Company, and in compliance with the requirements of DTC, or if the Second Lien Notes are not so listed or such exchange prescribes no method of selection and the Second Lien Notes are not held 74 through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Second Lien Note of $2,000 in aggregate principal amount or less shall be redeemed in part. If any Second Lien Note is to be redeemed in part only, the notice of redemption that relates to that Second Lien Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Second Lien Note will be issued in the name of the Holder thereof upon cancellation of the original Second Lien Note. In the case of a Global Second Lien Note, an appropriate notation will be made on such Second Lien Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Second Lien Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on Second Lien Notes or portions of them called for redemption. The Trustee will promptly notify the Company in writing of the Second Lien Notes selected for redemption or purchase and, in the case of any Second Lien Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Second Lien Notes selected will be in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Second Lien Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Second Lien Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Second Lien Notes called for redemption or purchase also apply to portions of Second Lien Notes called for redemption or purchase. Section 3.03. Notice of Redemption. Subject to the provisions of Section 3.09 hereof, notices of redemption will be delivered by the Company electronically or mailed by first class mail at least 10 but not more than sixty (60) days before the redemption date to each Holder to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Second Lien Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof. The notice will identify the Second Lien Notes to be redeemed and will state: (1) the redemption date; (2) the redemption price; (3) if any Second Lien Note is being redeemed in part, the portion of the principal amount of such Second Lien Note to be redeemed and that, after the redemption date upon surrender of such Second Lien Note, a new Second Lien Note 75 or Second Lien Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Second Lien Note; (4) the name and address of the Paying Agent; (5) that Second Lien Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that, unless the Company defaults in making such redemption payment, interest on Second Lien Notes called for redemption ceases to accrue on and after the redemption date; (7) the paragraph of the Second Lien Notes and/or Section of this Indenture pursuant to which the Second Lien Notes called for redemption are being redeemed; (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Second Lien Notes; and (9) whether the redemption is conditioned on any events and what such conditions are. At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least forty-five (45) days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Any redemption and notice of redemption may, at the Company’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction, and may include multiple amounts of Second Lien Notes that may be redeemed and conditions precedent applicable to such different amounts of Second Lien Notes. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Section 3.04. Effect of Notice of Redemption.

76 Once notice of redemption is mailed in accordance with Section 3.03 hereof, Second Lien Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any condition set forth in the notice of redemption. Section 3.05. Deposit of Redemption or Purchase Price. Prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Second Lien Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Second Lien Notes to be redeemed or purchased. If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Second Lien Notes or the portions of Second Lien Notes called for redemption or purchase. If a Second Lien Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Second Lien Note was registered at the close of business on such record date. If any Second Lien Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Second Lien Notes and in Section 4.01 hereof. Section 3.06. Second Lien Notes Redeemed or Purchased in Part. Upon surrender of a Second Lien Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Second Lien Note equal in principal amount to the unredeemed or unpurchased portion of the Second Lien Note surrendered. Section 3.07. Optional Redemption. (a) Except as set forth in clause (b) below, the Second Lien Notes are not redeemable at the option of the Company. (b) At any, the Company may redeem the Second Lien Notes in whole or in part, at its option, upon not less than ten (10) days’ nor more than sixty (60) days’ prior notice at a redemption price equal to 100% of the principal amount of such Second Lien Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (c) If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the 77 Person in whose name the Second Lien Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Second Lien Notes will be subject to redemption by the Company. (d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Second Lien Notes or portions thereof called for redemption on the applicable redemption date. (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Section 3.08. [Reserved]. Section 3.09. Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Second Lien Notes. Section 3.10. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Second Lien Notes (an “Asset Disposition Offer”), it will follow the procedures specified below. The Asset Disposition Offer shall be made to all Holders and, to the extent the Company elects, to all holders of other outstanding Second Lien Indebtedness to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Disposition Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three (3) Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Second Lien Notes and such other Second Lien Indebtedness (on a pro rata basis based on the principal amount of Second Lien Notes and such other Second Lien Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Second Lien Notes and other Second Lien Indebtedness tendered in response to the Asset Disposition Offer. Payment for any Second Lien Notes so purchased will be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Second Lien Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Second Lien Notes pursuant to the Asset Disposition Offer. Upon the commencement of an Asset Disposition Offer, the Company will send, electronically or by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to 78 enable such Holders to tender Second Lien Notes pursuant to the Asset Disposition Offer. The notice, which will govern the terms of the Asset Disposition Offer, will state: (1) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer will remain open; (2) the Offer Amount, the purchase price and the Purchase Date; (3) that any Second Lien Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Second Lien Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Purchase Date; (5) that Holders electing to have a Second Lien Note purchased pursuant to an Asset Disposition Offer may elect to have Second Lien Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof; (6) that Holders electing to have Second Lien Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Second Lien Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Second Lien Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date; (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission, electronic transmission or letter (or otherwise in compliance with the Depositary’s procedures) setting forth the name of the Holder, the principal amount of the Second Lien Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Second Lien Note purchased; (8) that, if the aggregate principal amount of Second Lien Notes and other Second Lien Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Second Lien Notes and other Second Lien Indebtedness to be purchased on a pro rata basis based on the principal amount of Second Lien Notes and such other Second Lien Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Second Lien Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and (9) that Holders whose Second Lien Notes were purchased only in part will be issued new Second Lien Notes equal in principal amount to the unpurchased 79 portion of the Second Lien Notes surrendered (or transferred by book-entry transfer). On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Second Lien Notes or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Second Lien Notes tendered, and will deliver or cause to be delivered to the Trustee the Second Lien Notes properly accepted together with an Officer’s Certificate stating that such Second Lien Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Second Lien Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Second Lien Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Second Lien Note to such Holder, in a principal amount equal to any unpurchased portion of the Second Lien Note surrendered. Any Second Lien Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date. Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. ARTICLE 4 COVENANTS Section 4.01. Payment of Second Lien Notes. Principal of, and premium, if any, and interest on the Second Lien Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the paying agent, payment of interest may be made by check mailed to the Holders of the Second Lien Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest with respect to Second Lien Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Second Lien Notes on the dates and in the manner provided in the Second Lien Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

80 The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Second Lien Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Second Lien Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Second Lien Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Second Lien Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof; provided that no office of the Trustee shall be an office or agency of the Company for the purposes of effective service of legal process against the Company. Section 4.03. Reports. (a) Whether or not the Company is subject to Sections 13(a) or 15(d) of the Exchange Act, so long as any Second Lien Notes remain outstanding, the Company shall file with the SEC, or make available on its website (which may be on a non-public, password protected website maintained by the Company to which access will be given to the Trustee, Holders, beneficial holders, prospective investors and securities analysts and market making financial institutions that are reasonably satisfactory to the Company) the annual reports, quarterly reports and current reports which the Company would have been required to file with the SEC pursuant to such Sections 13(a) or 15(d) if the Company were so subject (the “Required Reports”), such documents to be filed with the SEC or made available on its website (including such non-public, password protected website) no later than fifteen (15) days after the respective dates by which the Company would have been required to file such documents if the Company were so subject (including any extension as would be permitted by Rule 12b-25 under the Exchange Act, the “Required Filing 81 Dates”); provided that any audited financial statements contained in such reports shall be reported on by an independent public accounting firm of recognized national standing. The Company may condition the delivery of any such reports to such Holders, beneficial holders, prospective investors and securities analysts and market making financial institutions via such non-public, password protected website on the agreement of such Persons to (i) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the Second Lien Notes and (ii) not publicly disclose any such reports (and the information contained therein) and information. (b) Unless the Company is otherwise obligated to do so under the Exchange Act, the Required Reports will not be required to (i) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Items 301 or 302 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), in each case, as in effect on the Issue Date, (ii) contain the separate financial information or other information contemplated by Rules 3-05, 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC (or any similar successor provision), including the financial information of Reach Media, Inc. and its subsidiaries, if any; provided that the Required Reports will contain customary summary financial information with respect to Guarantor and Non-Guarantor Subsidiaries; (iii) information required by Regulation G under the Exchange Act or Item 10 or Item 601 of Regulation S-K (or any successor provision), (iv) XBRL exhibits, (v) earnings per share information and (vi) information regarding executive compensation and related party disclosure. Unless the Company is otherwise obligated to do so under the Exchange Act, the Company will not be obligated to report in current reports on Form 8-K (i) the occurrence of any event if the Company determines in its reasonable determination that such event that would otherwise be required to be disclosed is not material to the Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries taken as a whole, (ii) an exhibit or a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company or any of its Subsidiaries and any director, officer or manager of the Company or any of its Subsidiaries, or (iii) copies of any agreements, financial statements, reports, letters or other items that would be required to be filed as exhibits to a current report on Form 8-K. (c) The Company shall also in any event (1) on the earlier of (a) fifteen (15) days after each Required Filing Date and (b) the one-hundred and fifth (105th) day after the end of each fiscal year, with respect to annual reports, or the sixtieth (60th) day after the end of each of the first three fiscal quarters of each fiscal year, with respect to quarterly reports, file with the Trustee, copies of the Required Reports and (2) if such reports are not filed with the SEC, promptly upon written request, supply copies of such documents to any Holder at the Company’s cost. Notwithstanding the foregoing, for purposes of this clause (c), the Company shall be deemed to have furnished such Required Reports to the Holders and the Trustee if: 82 (1) the Company has filed such reports with the SEC via the SEC’s Electronic Data Gathering, Analysis, and Retrieval Filing System (EDGAR) and such reports are publicly available; or (2) the Company has posted such Required Reports on its website (which may be on a non-public, password protected website maintained by the Company to which access will be given to the Trustee, Holders, beneficial holders, prospective investors and securities analysts and market making financial institutions that are reasonably satisfactory to the Company) and such Required Reports are available. The Company shall also hold a quarterly conference call for the Holders and beneficial holders of the Second Lien Notes (which may be a single conference call together with investors and lenders holding other securities or indebtedness of the Company) to review such financial information, not later than five (5) Business Days from the time that the Company distributes the financial information as set forth above. The Company shall announce by press release or post to the website of the Company or on a non-public, password-protected website maintained by the Company or a third party, which may require a confidentiality acknowledgment, prior to the date of the conference call required to be held in accordance with this paragraph, the time and date of such conference call and either all information necessary to access the call or informing Holders, beneficial holders, prospective investors, market makers in the Second Lien Notes and securities analysts (to the extent providing analysis of an investment in the Second Lien Notes) how they can obtain such information, including, without limitation, the applicable password or other login information; provided that, for the avoidance of doubt, the Company will be deemed to have satisfied the requirements of this subparagraph if the Company holds a public earnings call to discuss such reports and the results of operations for the relevant reporting period and will be deemed to have satisfied the requirements of this subparagraph if the Company announces any public earnings call on Form 8-K. (d) The Company shall make available to any prospective purchaser of Second Lien Notes or beneficial owner of Second Lien Notes in connection with any sale of Second Lien Notes the information required by Rule 144A(d)(4) under the Securities Act so long as such Second Lien Notes are not freely transferable under the Securities Act. (e) It is understood that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on the Company’s website or filed with the SEC. The posting or delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). Section 4.04. Compliance Certificate. 83 (a) The Company shall deliver to the Trustee, within one-hundred and twenty (120) days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and its Subsidiaries, as applicable, have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto). (b) So long as any of the Second Lien Notes are outstanding, the Company will deliver to the Trustee, within thirty (30) days after the occurrence thereof, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. Section 4.05. Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, when due, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings for which reserves required by GAAP have been created in the financial statements of the Company and its Subsidiaries. Section 4.06. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to: (1) declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

84 (A) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis); (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Parent Company of the Company held by Persons other than the Company or a Restricted Subsidiary; (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Financing Debt (a “Junior Financing Debt Restricted Payment”); or (4) make any Restricted Investment, (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”). (b) The provisions of Section 4.07(a) hereof will not prohibit any of the following (collectively, “Permitted Payments”): (1) (A) the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture or (B) the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Indenture; (2) the making of any Restricted Payment in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to the Company or a Restricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Junior Financing Debt made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09 hereof; (4) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted 85 Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09 hereof; (5) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Junior Financing Debt (including the Existing Notes) or Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary to the extent required by the agreement governing such Junior Financing Debt, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with Section 4.15 hereof and purchased all Second Lien Notes tendered pursuant to the offer to repurchase all the Second Lien Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Junior Financing Debt, Disqualified Stock or Preferred Stock; (6) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or its Subsidiaries held by any future, present or former employee, director or consultant of the Company or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $1.0 million in any calendar year thereafter (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $4.0 million in any calendar year); provided, further, that the purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof or similar instruments if such Capital Stock represents all or a portion of the exercise price thereof and payments, in lieu of the issuance of fractional shares of such Capital Stock or withholding to pay withholding or similar taxes payable in connection therewith, will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture; (7) the declaration and payment of dividends on Disqualified Stock of the Company or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.09 hereof; (8) [reserved]; (9) [reserved]; 86 (10) (a) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock (i) deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof (ii) in lieu of fractional shares of Capital Stock in connection with any stock split, reverse stock split, stock division or stock combination and (b) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets that complies with Section 5.01 hereof; (11) the repurchase of the equity securities of Reach Media, Inc. in aggregate cash amount of up to $2.0 million, to the extent required pursuant to the Reach Media Put Agreement as in effect on the Issue Date; and (12) so long as no Default or Event of Default has occurred and is continuing (or would result from), Junior Financing Debt Restricted Payments, if after giving pro forma effect to the payment of any such Junior Financing Debt Restricted Payment, the Consolidated Gross Superpriority First Lien Leverage Ratio does not exceed 1.30:1.00; provided, further, that each such Junior Financing Debt Restricted Payment is made at a purchase price not to exceed 85% of the aggregate principal amount thereof. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (12) above, or is permitted pursuant to Section 4.07(a) hereof and/or one or more of the clauses contained in the definition of “Permitted Investment,” the Company will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investment.” The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be their face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith. If the Company or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company’s 87 financial statements affecting Consolidated Net Income or Consolidated Cash Flow of the Company for any period as of any date. Notwithstanding anything to the contrary contained in this Indenture or in any Security Document, (1) the Company shall not and shall not permit any of its Subsidiaries to sell, transfer or otherwise dispose of any Material Assets (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (x) a Subsidiary that is not a Guarantor or (y) an Affiliate of the Company (other than any Subsidiary of the Company that is a Guarantor), and (2) no Person that is either (x) a Subsidiary that is not a Guarantor or (y) an Affiliate of the Company (other than any Subsidiary of the Company that is a Guarantor) shall own or hold an exclusive license to any Material Asset; provided that, the foregoing shall not prohibit the disposition of Material Assets to unaffiliated third parties in transactions otherwise permitted under the Asset Dispositions covenant if, after giving effect to such Disposition, such Material Assets are not used directly or indirectly (by lease, non-exclusive licenses, joint venture arrangement, contract or otherwise) by the Company or any of its Subsidiaries. For the avoidance of doubt, the proceeds of any such Disposition shall be subject to the provisions of Section 4.10. Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary; (2) make any loans or advances to the Company or any Restricted Subsidiary; or (3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary; (b) provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction. (c) The provisions of Section 4.08(a) hereof will not prohibit: (1) any encumbrance or restriction pursuant to (a) any Credit Facility (including any ABL Credit Facility) or (b) any other agreement or instrument in

88 effect at or entered into on the Issue Date (or otherwise required as of the Issue Date, including the First Lien Notes and Existing Notes); (2) this Indenture, the Security Documents, the Second Lien Notes and the Second Lien Notes Guarantees; (3) encumbrances or restrictions pursuant to or arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority; (4) any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company; (5) any encumbrance or restriction: (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, non- exclusive license or similar contract or agreement, or the assignment or transfer of any lease, non-exclusive license or other contract or agreement; (B) contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; (C) contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the 89 Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (6) any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired; (7) any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (8) customary provisions in leases, non-exclusive licenses, joint venture agreements and other similar agreements and instruments; (9) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business; (10) any encumbrance or restriction pursuant to Hedging Obligations and Cash Management Services; (11) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in comparable financings (as determined in good faith by the Company), together with the security documentation associated therewith as in effect on the Issue Date; (12) any encumbrance or restriction existing by reason of any lien permitted by Section 4.12 hereof; (13) [reserved]; (14) any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, restates, replaces, restructures or refinances, an agreement or instrument referred to in clauses (1) to (13) of this Section 4.08(c) or this clause (14) (an “Initial Agreement”) or contained in any amendment, 90 supplement, extension, renewal, restatement, replacement, restructuring or other modification to an agreement referred to in clauses (1) to (13) of this Section 4.08(c) or this clause (14); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no materially less favorable to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company). (d) For purposes of determining compliance with this Section 4.08, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company of other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Section 4.09. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that subject to Section 4.09(c) hereof, the Company and any of its Restricted Subsidiaries may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Leverage Ratio for the Company and its Restricted Subsidiaries is no greater than 4.50 to 1.00. (b) The provisions of Section 4.09(a) hereof will not prohibit the Incurrence of the following Indebtedness (“Permitted Indebtedness”): (1) [reserved]; (2) Indebtedness Incurred by the Company or any Guarantor pursuant to the ABL Credit Agreement, and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount not exceeding at the time of incurrence the greater of (a) $110.0 million and (b) the Borrowing Base, and any Refinancing Indebtedness in respect thereof; provided that, any Indebtedness incurred hereunder must be issued by a commercial bank that is engaged in asset-based lending in the ordinary course of business, with customary market terms (without any make-whole provision, MOIC, prepayment penalties or similar provisions), may not contain any “FILO” or other term debt component and may not be provided by any Affiliate of the Company, any equity holder of the Company or any holder of Existing Notes; (3) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Guarantor so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture; provided that Guarantees by the Company or a Restricted Subsidiary of Indebtedness of a Non- 91 Guarantor Subsidiary shall be subject to compliance with, and be deemed to utilize available capacity under, clause (22) of “Permitted Investment”; (4) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that: (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Second Lien Notes, in the case of the Company, or the Second Lien Notes Guarantee, in the case of a Guarantor; (B) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and (C) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be. Notwithstanding anything to the contrary set forth in this Indenture or in any Security Document, (i) all intercompany Indebtedness owing from the Company and / or any of its Subsidiaries to any Non-Guarantor Subsidiary must be unsecured and subordinated in right of payment to the Second Lien Notes Obligations pursuant to an intercompany subordination agreement (or a global intercompany note or other agreement containing customary subordination provisions) and (ii) no Non-Guarantor Subsidiary may hold Equity Interests of the Company or any Restricted Subsidiary that is a Guarantor. No Indebtedness incurred by any Non-Guarantor Subsidiary, the proceeds of which are (or are contemplated to be) lent by such Non-Guarantor Subsidiary to the Company or any of its Subsidiaries may be Guaranteed by the Company or any of its Subsidiaries, nor shall the Company or any of its Subsidiaries provide any other credit support in respect of such Indebtedness. Notwithstanding the foregoing, intercompany transactions for bona fide cash management or ordinary course tax, efficiency and/or related planning purposes, and not undertaken in connection with a Liability Management Transaction, shall not be prohibited by the foregoing. All Indebtedness of Non-Guarantor Subsidiaries owed to the Company or any Guarantors shall be deemed an Investment and utilize capacity under clause (22) of the definition of “Permitted Investment.” The Company may not issue Disqualified Stock to a Subsidiary. (The provisions set forth in this paragraph, shall be referred to in this Indenture as the “Intercompany Transaction Protection”). For the avoidance of doubt, the Intercompany Transaction Protection shall apply to all intercompany Indebtedness owing from the Company and its Subsidiaries to a Non-Guarantor Subsidiary regardless of whether or not incurred under Section 4.09(b)(4).

92 (5) (a) Indebtedness represented by the First Lien Notes (other than any Additional First Lien Notes), including any First Lien Notes Guarantee thereof, (b) Indebtedness represented by the Second Lien Notes (other than any Additional Second Lien Notes), including any Second Lien Notes Guarantee thereof, (c) Indebtedness represented by the Existing Notes (other than any Additional Existing Notes), including any Existing Note Guarantee thereof, (d) any other Indebtedness outstanding on the Issue Date (other than Indebtedness described in clauses (2), 5(a), 5(b) and 5(c) of this Section 4.09(b)), (e) Refinancing Indebtedness Incurred by the Company or any Restricted Subsidiary in respect of any Indebtedness described in this clause (5)(a), 5(b), 5(c), (5)(d), (6) or (10) of this Section 4.09(b) or Incurred pursuant to Section 4.09(a) hereof, and (f) Management Advances; (6) (a) Indebtedness of Persons that are acquired by the Company or any Guarantor or merged into or consolidated with the Company or a Guarantor in accordance with the terms of this Indenture; provided that such Indebtedness is not created or Incurred or issued in connection with, or in contemplation of such acquisition, merger, or consolidation, and after giving effect to such acquisition, merger or consolidation, the aggregate principal amount of such Indebtedness shall not exceed at any time outstanding $30.0 million in aggregate principal amount; provided, further, that the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger, amalgamation or consolidation and (b) Indebtedness of Persons that are acquired by the Company or any Guarantor or merged into or consolidated with the Company or a Guarantor in accordance with the terms of this Indenture or Indebtedness Incurred by the Company or any Guarantor in connection with the acquisition of Persons by the Company or any Guarantor or merged into or consolidated with the Company or a Guarantor in accordance with the terms of this Indenture; provided, (i) after giving effect to such acquisition, merger or consolidation and the Incurrence or assumption of such Indebtedness the Leverage Ratio on a pro forma basis shall be at least 0.50:1.00 less than the Leverage Ratio immediately prior to such transaction (i.e., if the Leverage Ratio immediately before such transaction was 3.00:1.00, it must decrease to at least 2.50:1.00 on a pro forma basis); provided, further, when determining such Leverage Ratio on a pro forma basis, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company (and may include the reductions in net costs and expenses or other operating improvements that are reasonably identifiable and factually supportable resulting from such transaction which is being given pro forma effect that have been realized or are reasonably anticipated by such responsible financial or accounting Officer to be realized within twelve (12) months (and not eighteen (18) months) after the date of such transaction), (ii) if such Indebtedness shall constitute First Lien Obligations, the Consolidated Gross Superpriority First Lien Leverage Ratio shall be no greater than 2:00:1.00 on a pro forma basis after giving effect to such acquisition, merger or consolidation and the Incurrence or assumption of such Indebtedness, (iii) if such Indebtedness shall constitute Second Lien Obligations, Junior Lien Obligations or unsecured Indebtedness (1) the Leverage Ratio shall be no greater than 4.50:1.00 on a pro forma basis before and after giving effect to such acquisition, merger or 93 consolidation and the Incurrence or assumption of such Indebtedness or (2) the total Leverage Ratio must decrease on a pro forma basis after giving effect to the Incurrence or assumption of such Indebtedness and such acquisition, merger or consolidation and (iv) in all cases, such Indebtedness must be Incurred for a bona fide business purpose and not for any other purpose and cannot be provided by an Affiliate or equity holder or holder (beneficially or of record) of Second Lien Notes or Existing Notes; (7) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes); provided that such Hedging Obligations are incurred in the ordinary course of business, not for purposes of speculation and consistent with past practices of the Company, made in good faith for a bona fide business purpose for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held by or reasonably anticipated by such Person, and not for speculative purposes; (8) Indebtedness incurred by the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding and any Refinancing Indebtedness does not exceed $5.0 million at the time of incurrence, and any Refinancing Indebtedness in respect thereof; provided that such Capital Lease Obligations or Purchase Money Obligations must be incurred for a bona fide business purpose and not for any other purpose and cannot be used for any receivables, securitization, factoring or similar facility; (9) Indebtedness in respect of (a) workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self- insurance obligations, customer guarantees, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; and (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business; (10) Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of 94 Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non- cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (11) [reserved]; (12) (a) Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any of its Subsidiaries that is permitted by Section 4.07 hereof and (b) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with any Investment or any acquisition (by merger, consolidation, amalgamation or otherwise); (13) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, Incurred in the ordinary course of business; (14) Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease or satisfy and discharge the Second Lien Notes pursuant to Articles 8 or 12 hereof, as applicable; (15) [reserved]; and (16) Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed $20.0 million at the time of incurrence, and any Refinancing Indebtedness in respect thereof, provided that: (A) if such amounts are Incurred by the Company or a Guarantor, must be unsecured or if secured, secured by the Collateral and on a junior lien basis to the Second Lien Notes pursuant to the 1L/2L Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of 1L/2L Intercreditor Agreement), (B) such Indebtedness must be Incurred for a bona fide business purposes and not for any other purpose, 95 (C) such Indebtedness cannot be used for any revolving facility, (D) such Indebtedness cannot be provided by an Affiliate of the Company, equity holder of the Company, First Lien Notes holder or Existing Notes holder. (c) Non-Guarantor Subsidiaries may not Incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to this Section 4.09 if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of Non-Guarantor Subsidiaries incurred or issued pursuant to this Section 4.09, collectively, would exceed $3.0 million at the time of Incurrence. The Company shall not Incur Indebtedness pursuant to Section 4.09(b) (other than Indebtedness Incurred pursuant to Section 4.09(b)(2)) that is secured by the Collateral on a senior basis to the Second Lien Notes if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), the Consolidated Gross Superpriority First Lien Leverage Ratio shall exceed 2.00:1.00. (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with this Section 4.09: (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b) hereof, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in Section 4.09(a) or one of the clauses of Section 4.09(b) hereof; provided, however, any Indebtedness outstanding prior to the Issue Date which is classified as having been Incurred under one of the clauses of Section 4.09(b) hereof cannot be on or after the Issue Date classified as Indebtedness under Section 4.09(a) hereof; (2) [reserved]; (3) all Indebtedness Incurred under the ABL Credit Agreement shall be deemed to be Incurred under clause (2) of Section 4.09(b) hereof and may not later be reclassified; (4) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included; (5) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to any clause of Section 4.09(b) hereof and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

96 (6) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; (7) in the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing; and (8) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP. (e) The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Second Lien Notes and the applicable Second Lien Notes Guarantee on substantially identical terms; provided, however, that (a) no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis and (b) no Indebtedness will be deemed contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely because it is secured by different collateral or because it is guaranteed by different obligors. (f) Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09 and Section 4.12 hereof. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. (g) [Reserved]. (h) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness 97 being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. Section 4.10. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless: (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap); (2) in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 80% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, at its option: (A) within ninety (90) days of the receipt of such Net Available Cash, prepay, repay or purchase (i) First Lien Notes or (ii) Second Lien Notes through open-market purchases, by redeeming Second Lien Notes with such Net Available Cash as provided under Section 3.07 of this Indenture or by making an offer (in accordance with the procedures set forth herein for an Asset Disposition Offer) to all Holders to purchase their Second Lien Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the principal amount of Second Lien Notes so purchased; (B) to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Guarantor with Net Available Cash received by the Company or Guarantor) within ninety (90) days from the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within ninety (90) days (or one hundred and eighty (180) days if bona fide regulatory approvals are required and pending for such investment); provided, further, 98 however, that the Additional Assets (including Capital Stock) acquired with the Net Available Cash of a disposition of Collateral must be Collateral and be pledged as Collateral; or (C) any combination of the foregoing; provided that, pending the final application of any such Net Available Cash, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture. (b) Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested, as provided in Section 4.10(a) hereof and within the time period set forth therein will be deemed to constitute “Excess Proceeds” hereunder. If the aggregate amount of Excess Proceeds hereunder exceeds $3.0 million at such time, the Company will within thirty (30) days be required to make an Asset Disposition Offer to all Holders of Second Lien Notes issued under this Indenture and, to the extent required by the terms of any Second Lien Debt, to all holders of other outstanding Second Lien Debt, to purchase the maximum principal amount of Second Lien Notes and any such Second Lien Debt to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Second Lien Notes in an amount equal to 100% of the principal amount of the Second Lien Notes and Second Lien Debt, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in Section 3.10 hereof or the agreements governing the Second Lien Debt, as applicable, and, with respect to the Second Lien Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Second Lien Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Second Lien Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Company may satisfy its obligation to make an Asset Disposition Offer with respect to any Net Available Cash of any Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the ninety (90)-day period. (c) To the extent that the aggregate amount of Second Lien Notes and Second Lien Debt so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the Second Lien Notes surrendered in any Asset Disposition Offer by Holders and other Second Lien Debt surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Second Lien Notes and Second Lien Debt to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Second Lien Notes Second Lien Debt, provided that no Second Lien Notes or other Second Lien Debt will be selected and purchased in an 99 unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. (d) To the extent that any portion of Net Available Cash payable in respect of the Second Lien Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Second Lien Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars. (e) For the purposes of Section 4.10(a)(2) hereof, the following will be deemed to be cash: (1) the assumption by the transferee of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than Junior Financing Debt of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition for a bona fide business purpose and not for any other purpose and not in connection with a Liability Management Transaction; (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within one-hundred and eighty (180) days following the closing of such Asset Disposition; (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition; and (4) consideration consisting of Indebtedness of the Company (other than Junior Financing Debt) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary. (f) The Company will comply to the extent applicable with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with each repurchase of Second Lien Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.10 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.10 hereof or this Section 4.10 by virtue of such compliance. (g) Notwithstanding anything to the contrary contained above in this Indenture or in any Security Document, (1) the Company shall not and shall not permit any of its Subsidiaries to sell, transfer or otherwise dispose of any Material Assets (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (x) a Subsidiary that is not a Guarantor or (y) an Affiliate of the Company (other than any Subsidiary of the

100 Company that is a Guarantor), and (2) no Person that is either (x) a Subsidiary that is not a Guarantor or (y) an Affiliate of the Company (other than any Subsidiary of the Company that is a Guarantor) shall own or hold an exclusive license to any Material Asset; provided that, the foregoing shall not prohibit the disposition of Material Assets to unaffiliated third parties in transactions otherwise permitted under the Asset Dispositions covenant if, after giving effect to such Disposition, such Material Assets are not used directly or indirectly (by lease, non-exclusive licenses, joint venture arrangement, contract or otherwise) by the Company or any of its Subsidiaries. For the avoidance of doubt, the proceeds of any such Disposition shall be subject to the provisions of this Section 4.10. (h) Notwithstanding the foregoing, the Company shall not be deemed to have breached its obligations to make an Asset Disposition Offer with respect to any Excess Proceeds under Section 4.10(b), if the Company prepays, repays or purchases any First Lien Notes with such Excess Proceeds as required or permitted by the First Lien Notes Indenture. Section 4.11. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $1.0 million at such time unless: (1) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and (2) with respect to any Affiliate Transaction or series of Affiliate Transactions involving an aggregate value in excess of $2.0 million, the Company delivers to the Trustee an Officer’s Certificate stating that the terms of such transaction have been approved by a majority disinterested members of the Board of Directors of the Company; and (b) The provisions of Section 4.11(a) hereof will not apply to: (1) any Restricted Payment permitted to be made pursuant to Section 4.07 hereof or any Permitted Investment; (2) (a) any issuance, transfer or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, or amendments or modifications to, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted 101 Subsidiary or any Parent Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, and (b) directors’ qualifying shares and shares issued to foreign nationals as required under applicable law, in each case in the ordinary course of business; (3) any Management Advances and any waiver or transaction with respect thereto; (4) any transaction between or among the Company and any Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries; (5) the payment of compensation, reasonable fees and reimbursement of expenses to, employment and severance arrangements with, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees); (6) the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 4.11 or to the extent not more disadvantageous to the Holders in any material respect in the reasonable determination of the Company when taken as a whole as compared to the applicable agreement as in effect on the Issue Date; (7) [reserved]; (8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms, taken as a whole, no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party; (9) any transaction between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or similar entity (including a joint venture) that would constitute an Affiliate Transaction solely because the Company 102 or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate or similar entity or any Affiliate of the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate or similar entity; (10) issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary; (11) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a) hereof; (12) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement, in the reasonable determination of the Company when taken as a whole, are not otherwise disadvantageous to the Holders in any material respects; (13) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; (14) the payment of fees, costs and expenses related to registration rights and indemnities provided to equityholders pursuant to equityholders, investor rights, registration rights or similar agreements; (15) [reserved]; (16) payments to or from, and transactions with, any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements or activities related thereto); and (17) the Transactions and the payment of all costs, fees, expenses and charges (including all legal, accounting and other professional fees, rating agency fees, deferred finance costs) related thereto. 103 Section 4.12. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Company or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom. Section 4.13. Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole. Section 4.14. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect: (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Second Lien Notes. Section 4.15. Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice (that may only be conditional upon the occurrence of such Change of Control) with respect to all the outstanding Second Lien Notes as set forth under Section 3.07 hereof , the Company will make an offer to purchase all of the Second Lien Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Second Lien Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within thirty (30) days following any Change of Control, the Company will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Second Lien Notes at the address of such Holder appearing in the security

104 register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Second Lien Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which date shall be no earlier than ten (10) days and no later than sixty (60) days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Second Lien Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Second Lien Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Second Lien Notes purchased pursuant to a Change of Control Offer will be required to surrender the Second Lien Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Second Lien Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third (3rd) Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second (2nd) Business Day preceding the Change of Control Payment Date, a facsimile transmission, electronic transmission or letter or otherwise in compliance with the Depositary’s procedures setting forth the name of the Holder, the principal amount of Second Lien Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Second Lien Notes purchased; and (7) that Holders whose Second Lien Notes are being purchased only in part will be issued new Second Lien Notes equal in principal amount to the unpurchased portion of the Second Lien Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, as applicable, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Second Lien Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof. 105 (b) On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Second Lien Notes or portions of Second Lien Notes properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Second Lien Notes or portions of Second Lien Notes properly tendered; and (3) deliver or cause to be delivered to the Trustee the Second Lien Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Second Lien Notes or portions of Second Lien Notes being purchased by the Company. The Paying Agent will promptly mail (but in any case not later than five (5) days after the Change of Control Payment Date) to each Holder of Second Lien Notes properly tendered the Change of Control Payment for such Second Lien Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Second Lien Note equal in principal amount to any unpurchased portion of the Second Lien Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Prior to complying with any of the provisions of this Section 4.15, but in any event within ninety (90) days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Second Lien Notes required by this Section 4.15. (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Second Lien Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to Section 3.07 hereof and, in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived or (3) in the event that, upon the consummation of such Change of Control, the Company defeases or discharges the Second Lien Notes as provided for under Articles 8 or 12 hereof, as applicable. (d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. (e) If holders of not less than 90% in aggregate principal amount of the outstanding Second Lien Notes validly tender and do not withdraw such Second Lien Notes 106 in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Second Lien Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Change of Control Offer described above, to redeem all Second Lien Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption. Section 4.16. [Reserved]. Section 4.17. Additional Second Lien Notes Guarantees. The Company is obligated to cause (i) each Subsidiary of the Company that is formed or acquired after the Issue Date (other than an Excluded Subsidiary), or (ii) any Subsidiary that is an Excluded Subsidiary, which ceases to constitute an Excluded Subsidiary, in each case of clause (i) and clause (ii), that guarantees Indebtedness under the ABL Credit Agreement, any First Lien Obligations, any other Second Lien Obligations or syndicated bank indebtedness or capital markets debt securities in a principal amount in excess of $2.0 million of the Company or any of its Restricted Subsidiaries (other than an Excluded Subsidiary), to guarantee the Second Lien Notes and the Company’s other obligations under the Indenture by executing a supplemental indenture, in the form of Exhibit F hereto, to provide a Second Lien Notes Guarantee and execute joinders to the Security Documents and become a Guarantor (as defined in the Second Lien Security Agreement) under the Second Lien Notes Security Agreement pursuant to Section 9.12 thereof and take all actions required thereunder to perfect the Liens created thereunder to the extent required under the Second Lien Notes Documents with respect to its assets that constitute Collateral within forty-five (45) days after the date its obligation to guarantee the Second Lien Notes and the Company’s other obligations under the Indenture arises; provided that this Section 4.17 shall not be applicable in the event that the Guarantee of the Company’s obligations under the Second Lien Notes or the Indenture by such Subsidiary would not be permitted under applicable law. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall not be required to comply with the forty-five (45)-day period described above and such Guarantee may be released at any time in the Company’s sole discretion so long as any Indebtedness of such Subsidiary then outstanding could have been incurred by such Subsidiary (either (x) when so incurred or (y) at the time of the release of such Guarantee) assuming such Subsidiary were not a Guarantor at such time. Section 4.18. Credit Ratings. The Company shall use best efforts to maintain from and after the date that is thirty (30) days following the Issue Date a public corporate credit rating (but not a specific rating) from S&P and/or a public corporate family rating (but not a specific rating) from Moody’s, in each case, with respect to the Company, and a public credit rating (but not a specific 107 rating) from S&P and/or Moody’s with respect to the Second Lien Notes incurred pursuant to this Indenture. Section 4.19. Liability Management Transactions. Neither the Company nor any of its Subsidiaries shall directly or indirectly, (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interests, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other Person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose or distribute (including through any Restricted Payment) of all or any part of its property or assets or to otherwise engage in any other activity, in each case, to consummate a Liability Management Transaction. Section 4.20. Post-Closing Obligations. The Company shall deliver to the Trustee or Second Lien Notes Collateral Agent, as applicable, each of the documents, instruments, agreements, and other items described below, and/or take the actions described below, on or prior to the date(s) specified with respect to each such delivery as set forth below. (a) The Company shall use commercially reasonable efforts for a period of no longer than forty-five (45) days following the Issue Date to deliver to the Trustee insurance certificates and endorsements in accordance with the provisions of Section 5.01 of the Second Lien Notes Security Agreement, in the form and substance reasonably acceptable to the ABL Collateral Agent. (b) On or before the date that is ninety (90) days following the Issue Date (or such later date that the ABL Collateral Agent shall agree to in its reasonable discretion in connection with obtaining Control Agreements in connection with the ABL Credit Agreement), the Company shall deliver or cause to be delivered to the Second Lien Notes Collateral Agent (or its counsel) duly executed Control Agreements for all Deposit Accounts (each as defined in the Second Lien Notes Security Agreement) (other than any Excluded Account) in each case, in the form and substance reasonably acceptable to the ABL Collateral Agent. (c) [Reserved]. (d) The Company shall use commercially reasonable efforts for a period of no longer than forty-five (45) days following the Issue Date (or such later date that the Company shall determine in its reasonable discretion) to deliver or cause to be delivered to the Second Lien Notes Collateral Agent a customary second lien Collateral Access Agreement (as defined in the Second Lien Notes Security Agreement) executed by the lessor or any mortgagor, as applicable, in favor of the Second Lien Notes Collateral Agent, governing the property located at 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910.

108 ARTICLE 5 SUCCESSORS Section 5.01. Merger, Consolidation or Sale of Assets. The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to, any Person, unless: (1) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia (provided that where the continuing Person is not a corporation, a co-obligor of the Second Lien Notes is a corporation that is a Wholly Owned Restricted Subsidiary) and the Successor Company (if not the Company) will expressly assume, by supplemental indenture (or other joinder agreement, as applicable), executed and delivered to the Trustee, all the obligations of the Company under the Second Lien Notes, this Indenture and the Security Documents; (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, either (1) the Leverage Ratio would be no greater than 4.50:1.00 or (2) the Leverage Ratio would not be greater than it was immediately prior to giving effect to such transaction; and (4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above. For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. 109 Notwithstanding clauses (2), (3) and (4) of this Section 5.01 (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding clauses (2) and (3) of this Section 5.01 (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company. The foregoing provisions (other than the requirements of clause (2) of this Section) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company. Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Second Lien Notes except in the case of a lease of all or substantially all of such successor Person’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01. Events of Default. Each of the following is an “Event of Default”: (1) default in any payment of interest on any Second Lien Note when due and payable, continued for thirty (30) days; (2) default in the payment of the principal amount of or premium, if any, on any Second Lien Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; 110 (3) failure to comply with the Company’s agreements or obligations contained in this Indenture or the Security Documents for thirty (30) days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Second Lien Notes (with a copy to the Trustee) which notice requires that the default be remedied and states that it is a notice of default under this Indenture; provided that the Company shall have sixty (60) days after the receipt of such notice to remedy, or receive a waiver for, a failure to comply with Section 4.03 hereof; (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default: (A) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (a “payment default”); or (B) results in the acceleration of such Indebtedness prior to its stated final maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to $5.0 million or more at any one time; (5) the Company, a Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; 111 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company, a Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company, a Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, a Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company, a Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for sixty (60) consecutive days; or (7) failure by the Company, a Guarantor or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (determined as of the most recent consolidated financial statements of the Company for a fiscal period end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $5.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; and (8) any Guarantee of the Second Lien Notes ceases to be in full force and effect, other than in accordance with the terms of this Indenture or a Guarantor denies or disaffirms its obligations under its Guarantee of the Second Lien Notes, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with this Indenture; and (9) with respect to any Collateral constituting more than $10.0 million individually or in the aggregate, any of the Security Documents ceases to be in full

112 force and effect, or any of the Security Documents ceases to give the Holders of the Second Lien Notes the Liens purported to be created thereby, or any of the Security Documents is declared null and void or the Company or any Restricted Subsidiary denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case (i) other than in accordance with the terms of this Indenture or the terms of the Security Documents, (ii) except to the extent that any such cessation of the Liens results from the failure of the First Lien Representative or the Second Lien Representative, as the case may be, to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements, (iii) except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage or (iv) unless waived by the requisite lenders under any Credit Facility if, after that waiver, the Company is in compliance with Article 10 hereof); provided that if a failure of the sort described in this clause (9) is susceptible of cure, no Event of Default shall arise under this clause (9) with respect thereto until thirty (30) days after written notice of such failure shall have been given to the Company by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Second Lien Notes issued under this Indenture. However, a default under clause (3), (4) or (7) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Second Lien Notes notify the Company (with a copy to the Trustee) of the default, with respect to clauses (3) and (7), and the Company does not cure such default within the time specified in clause (3) or (7) of this Section 6.01 after receipt of such notice. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Second Lien Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Second Lien Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. 113 If, following the delivery of a Noteholder Direction, but prior to acceleration of the Second Lien Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Second Lien Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Second Lien Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Second Lien Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction. If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required 114 certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction. Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (5) or (6) of Section 6.01 hereof with respect to the Company, a Significant Subsidiary or a Guarantor) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Second Lien Notes by written notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Second Lien Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Second Lien Notes because an Event of Default specified in clause (4) of Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Second Lien Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) of Section 6.01 hereof shall be remedied or cured, or waived by the Holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within thirty (30) days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Second Lien Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, if any, on the Second Lien Notes that became due solely because of the acceleration of the Second Lien Notes, have been cured or waived. If an Event of Default described in clauses (5) or (6) of Section 6.01 hereof with respect to the Company, a Significant Subsidiary or a Guarantor occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Second Lien Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Second Lien Notes under this Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, if any) and rescind any such acceleration with respect to such Second Lien Notes and its consequences hereunder if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. 115 Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Second Lien Notes or to enforce the performance of any provision of the Second Lien Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Second Lien Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Second Lien Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Second Lien Notes under this Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, if any) and its consequences hereunder; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Second Lien Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration by notice to the Company and the Trustee. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.05. Control by Majority. Holders of a majority in principal amount of the outstanding Second Lien Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions are unduly prejudicial to any Holder) or that may involve the Trustee in personal liability. Section 6.06. Limitation on Suits. If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any fee, loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Second Lien Notes unless:

116 (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing; (2) Holders of at least 25% in principal amount of the outstanding Second Lien Notes have requested in writing the Trustee to pursue the remedy; (3) such Holders have offered and, if requested, provided in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee has not complied with such request within sixty (60) days after the receipt of the written request and the offer of security or indemnity; and (5) the Holders of a majority in principal amount of the outstanding Second Lien Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such sixty (60)-day period. A Holder of a Second Lien Note may not use this Indenture to prejudice the rights of another Holder of a Second Lien Note or to obtain a preference or priority over another Holder of a Second Lien Note. Section 6.07. Rights of Holders of Second Lien Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Second Lien Note to receive payment of principal of, premium on, if any, or interest, if any, on the Second Lien Note, on or after the respective due dates expressed in the Second Lien Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or Section 6.01(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Second Lien Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Second Lien Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Second Lien 117 Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Second Lien Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall, subject to the provisions of the Intercreditor Agreements, pay out the money in the following order: First: to the Trustee, the Agents, the Second Lien Notes Collateral Agent, and their respective agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Second Lien Notes Collateral Agent and the costs and expenses of collection; Second: to Holders of Second Lien Notes for amounts due and unpaid on the Second Lien Notes for principal, premium, if any, and interest , if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Second Lien Notes for principal, premium, if any, and interest, if any, respectively; and Third: to the Company or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Second Lien Notes pursuant to this Section 6.10. Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including 118 reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Second Lien Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Second Lien Notes. ARTICLE 7 TRUSTEE Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (1) this clause (c) does not limit the effect of clause (b) of this Section 7.01; (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof. 119 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01. (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder has offered, and if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in accordance with such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance therewith. (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

120 (g) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Second Lien Notes and this Indenture. (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. (j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgement, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during its regular business hours, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. (m) The permissive rights of the Trustee hereunder shall not be construed as duties. Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Second Lien Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof. Section 7.04. Trustee’s Disclaimer. 121 The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Second Lien Notes, it shall not be accountable for the Company’s use of the proceeds from the Second Lien Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Second Lien Notes or any other document in connection with the sale of the Second Lien Notes or pursuant to this Indenture other than its certificate of authentication. Section 7.05. Notice of Defaults. If a Default occurs and is continuing and the Trustee is given notice of such occurrence by the Company, the Trustee must give notice of the Default to the Holders within sixty (60) days after being notified by the Company. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Second Lien Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. Section 7.06. Compensation and Indemnity. (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. (b) The Company and the Guarantors will jointly and severally indemnify the Trustee and its employees, officers, directors and agents against any and all losses, liabilities or expenses (excluding Taxes imposed with respect to income) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the other Second Lien Notes Documents and the Intercreditor Agreements, including the costs and expenses of enforcing this Indenture, the other Second Lien Notes Documents and the Intercreditor Agreements, against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. At the request of the Trustee, the Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and 122 expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. (c) The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee. (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Second Lien Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Second Lien Notes. Such Lien will survive the satisfaction and discharge of this Indenture. (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. (f) The Agents shall have the benefit of the provisions of this Article as though they were named as the Trustee herein. Section 7.07. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Second Lien Notes may remove the Trustee by so notifying the Trustee and the Company in writing with sixty (60) days’ prior written notice. The Company may remove the Trustee if: (1) the Trustee fails to comply with Section 7.09 hereof; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a custodian or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Second Lien Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. 123 (d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Second Lien Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. (e) If the Trustee, after written request by any Holder who has been a Holder for at least six (6) months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly, at the expense of the Company, transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee. Section 7.08. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. Section 7.10. Second Lien Notes Collateral Agent. The rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture shall apply equally to the Second Lien Notes Collateral Agent, including, without limitation, the right to compensation, expense reimbursement and indemnification and the right to resign. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

124 The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Second Lien Notes upon compliance with the conditions set forth below in this Article 8. Section 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Second Lien Notes (including the Second Lien Notes Guarantees), this Indenture and the Security Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Second Lien Notes (including the Second Lien Notes Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Second Lien Notes, the Second Lien Notes Guarantees, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Second Lien Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Second Lien Notes when such payments are due from the trust referred to in Section 8.04 hereof; (2) the Company’s obligations with respect to such Second Lien Notes under Article 2 and Section 4.02 hereof; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and (4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Second Lien Notes may not be accelerated because of an Event of Default with respect to the Second Lien Notes specified in Section 6.01 hereof. Section 8.03. Covenant Defeasance. 125 Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and Section 5.01 (other than clauses (1) and (2) of Section 5.01) hereof with respect to the outstanding Second Lien Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Second Lien Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Second Lien Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Second Lien Notes and Second Lien Notes Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Second Lien Notes and Second Lien Notes Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Second Lien Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3), (4), (5) (with respect only to the Company, Guarantors and Significant Subsidiaries), (6) (with respect only to the Company, Guarantors and Significant Subsidiaries), (7) and (8) hereof will not constitute Events of Default. Section 8.04. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03 hereof: (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, the principal and interest on which will be sufficient for the payment of principal, premium, if any, and interest on the Second Lien Notes on the applicable redemption date or maturity date, as the case may be, and the Company must specify whether the Second Lien Notes are being defeased to the date of Stated Maturity or to a particular redemption date; (2) an Opinion of Counsel in the United States stating that Holders and beneficial owners of the Second Lien Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of an election under Section 8.02 126 hereof only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service that is received by the Company or published, or change in applicable U.S. federal income tax law since the issuance of the Second Lien Notes); (3) an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended; (4) an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company; and (5) an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with. Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Second Lien Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Second Lien Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Second Lien Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Second Lien Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06. Repayment to Company. 127 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Second Lien Note and remaining unclaimed for two (2) years after such principal, premium, if any, interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Second Lien Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Second Lien Notes and the Second Lien Notes Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest, if any, on, any Second Lien Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Second Lien Notes to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01. Without Consent of Holders of Second Lien Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Second Lien Notes, the Company, the Trustee and the other parties thereto, as applicable, may amend or supplement any Second Lien Notes Documents, the ABL Intercreditor Agreement, the 1L/2L Intercreditor Agreement ,and any Second Lien Intercreditor Agreement to: (1) cure any ambiguity, mistake, defect, error or inconsistency, or reduce the minimum denomination of the Second Lien Notes;

128 (2) provide for the assumption by a successor Person of the obligations of the Company under any Second Lien Note Document or to comply with the covenant described in Section 5.01; (3) provide for uncertificated Second Lien Notes in addition to or in place of certificated Second Lien Notes or to alter the provisions of the Indenture relating to the form of the Second Lien Notes (including related definitions) provided, that such Second Lien Notes are issued in registered form for purposes of Section 163(f) of the Code; (4) add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary; (5) make any change (including changing the CUSIP or other identifying number on any Second Lien Notes) that does not adversely affect the rights of any Holder in any material respect; (6) make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Second Lien Notes; (7) provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 4.17 hereof to add Guarantees with respect to the Second Lien Notes, to add security to or for the benefit of the Second Lien Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Second Lien Notes when such release, termination, discharge or retaking is provided for under this Indenture; (8) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Second Lien Notes Collateral Agent pursuant to the requirements thereof or to provide for the accession by the Trustee or Second Lien Notes Collateral Agent to any Second Lien Note Document; (9) add additional obligors under this Indenture, the Second Lien Notes or the Second Lien Notes Guarantees; (10) make any amendment to the provisions of this Indenture relating to the transfer and legending of Second Lien Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Second Lien Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Second Lien Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Second Lien Notes; (11) comply with the rules and procedures of any applicable securities depositary; 129 (12) to add or release Collateral from, or subordinate, the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, this Indenture, the ABL Intercreditor Agreement, the 1L/2L Intercreditor Agreement or any Second Lien Intercreditor Agreement , as applicable; (13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Second Lien Notes Collateral Agent for the benefit of the Trustee, Second Lien Notes Collateral Agent and Holders of the Second Lien Notes, as additional security for the payment and performance of all or any portion of the Second Lien Notes Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Second Lien Notes Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise; (14) to add Additional Second Lien Secured Parties to any Security Documents, the ABL Intercreditor Agreement, the 1L/2L Intercreditor Agreement, or any Second Lien Intercreditor Agreement; or (15) make additional Indebtedness subject to the terms of the ABL Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or the 1L/2L Intercreditor Agreement (and join the representatives and agents under such additional Indebtedness as parties to the ABL Intercreditor Agreement, any Second Lien Intercreditor Agreement and/or the 1L/2L Lien Intercreditor Agreement), in accordance with the terms and conditions of such agreements. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee and the Second Lien Notes Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amended or supplemental indenture or other document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Section 9.02. With Consent of Holders of Second Lien Notes. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.10, Section 4.10 and Section 4.15 hereof) the Second Lien Notes, the Second Lien Notes Guarantees, the Second Lien Notes Documents, the ABL Intercreditor Agreement, any Second Lien Intercreditor Agreement, the 1L/2L Intercreditor Agreement, and the other Security Documents with the consent of the Holders of a majority in principal amount of the Second Lien Notes then outstanding (including, without limitation, Additional Second Lien Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Second Lien Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or 130 Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Second Lien Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Second Lien Notes or the Second Lien Notes Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Second Lien Notes then outstanding (including, without limitation, Additional Second Lien Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Second Lien Notes). Section 2.08 hereof shall determine which Second Lien Notes are considered to be “outstanding” for purposes of this Section 9.02. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Second Lien Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee and the Second Lien Notes Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or other documentation unless such amended or supplemental indenture or other documentation directly affects the Trustee’s or Second Lien Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Second Lien Notes Collateral Agent may in their discretion, but will not be obligated to, enter into such amended or supplemental Indenture or other documentation. It is not necessary for the consent of the Holders of Second Lien Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Second Lien Notes given in connection with a tender of such Holder’s Second Lien Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Second Lien Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Second Lien Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Second Lien Notes or the Second Lien Notes Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Second Lien Notes held by a non-consenting Holder): (1) reduce the principal amount of Second Lien Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including default interest, on any Second Lien Note; 131 (3) reduce the principal of or change the fixed maturity of any Second Lien Note (except as provided above with respect to Section 3.10, Section 4.10 and Section 4.15 hereof); (4) make any Second Lien Note payable in money other than that stated in the Second Lien Notes; (5) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Second Lien Notes to receive payments of principal of, premium, if any, on, or interest, if any, on the Second Lien Notes; (6) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Second Lien Notes (except a rescission of acceleration of the Second Lien Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Second Lien Notes and a waiver of the payment default that resulted from such acceleration); or (7) make any change in the amendment and waiver provisions set forth in the preceding clauses (1) through (6) of this sentence. Without the consent of Holders of at least 70% in aggregate principal amount of Second Lien Notes then outstanding, an amendment, supplement or waiver under this Section 9.02 may not, amend, supplement, modify or waive (A) any provision of this Indenture in a manner that would eliminate, waive or otherwise modify any “bona fide business purpose” requirement set forth in this Indenture, (B) the last paragraph of each of Section 4.07 and Section 4.10(g) (and any related definitions), (C) the last paragraph of Section 4.09(b)(4), (D) the last paragraph of the definition of “Refinancing Indebtedness,” (E) the definition of “Liability Management Transaction,”(F) the last paragraph of Section 11.05, (G) any provision of this Indenture in a manner that would permit (I) any Subsidiary to be created, designated or exist as an “unrestricted” Subsidiary that is not bound by the covenants in the Second Lien Notes Documents and/or any modifications of any provisions in this Indenture or the other Second Lien Notes Documents resulting in the covenants not applying to any Subsidiary, (II) the Company to transfer to, or hold assets in, an “unrestricted subsidiary,” or (III) the release of any Guarantee of the Second Lien Notes Obligations and any Lien on the Collateral to secure any such Guaranty as a result of the designation of any Person as an “unrestricted subsidiary,” (H) any provision that would permit the incurrence of additional Indebtedness (including Additional Second Lien Notes) that would be issued under this Indenture for the primary purpose of influencing voting thresholds, (I) any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys in any manner, in each case, that would subordinate the Lien of the Second Lien Notes Collateral Agent to the Liens securing any other Obligations or otherwise release all or substantially all of the Collateral or all or substantially all of the value of the Guarantees, in each case other than in accordance with this Indenture, the Security Documents, the ABL Intercreditor Agreement, the 1L/2L Intercreditor Agreement and any Second Lien Intercreditor Agreement or contractually subordinate the Second Lien Notes in right of payment to any other Second Lien Notes

132 Obligations, (J) any defined term or other provision of this Agreement that has the effect of modifying the protections set forth in this paragraph or (K) make any change in the amendment and waiver provisions set forth in this paragraph; provided that with the consent of a majority of Holders of an aggregate principal amount of the Second Lien Notes then outstanding, such amendments, supplements, modifications or waivers (1) as described in this paragraph may be made in connection with a transaction pursuant to which participation is offered to all Holders on the same terms and conditions on a pro rata basis (excluding any bona fide market backstop fees and fees and expenses of counsel), including any consent fee and any other economics and any structural and other protections to be included as part of the transaction and the indebtedness incurred in respect thereof (but excluding any bona fide market backstop fees and fees and expenses of counsel) and (2) as described in clause (I) of this paragraph may be made in connection with any debtor-in- possession or similar financing (a) incurred by the Company or any Subsidiary following a voluntary petition by the Company or any of its Subsidiaries under or in connection with the Bankruptcy Law, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and (b) approved pursuant to an order of an applicable court under the Bankruptcy Law or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. Section 9.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Second Lien Note is a continuing consent by the Holder of a Second Lien Note and every subsequent Holder of a Second Lien Note or portion of a Second Lien Note that evidences the same debt as the consenting Holder’s Second Lien Note, even if notation of the consent is not made on any Second Lien Note. However, any such Holder of a Second Lien Note or subsequent Holder of a Second Lien Note may revoke the consent as to its Second Lien Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. Section 9.04. Notation on or Exchange of Second Lien Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Second Lien Note thereafter authenticated. The Company in exchange for all Second Lien Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Second Lien Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Second Lien Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.05. Trustee to Sign Amendments, etc. 133 The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture or other documentation, the Trustee and the Second Lien Notes Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.01 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other documentation is authorized or permitted by this Indenture. ARTICLE 10 COLLATERAL AND SECURITY Section 10.01. Security Interest. The obligations of the Company with respect to the Second Lien Notes, the obligations of the Guarantors under the Second Lien Notes Guarantees, the obligations of the Company with respect to the ABL Credit Agreement, the obligations of the Guarantors under the Guarantees in respect of the ABL Credit Agreement, any First Lien Obligations, any future Second Lien Obligations, any other future obligations that are secured on a junior lien basis to the Second Lien Note Obligations, and the performance of all other obligations of the Company and the Guarantors under the Second Lien Notes Documents, are, or will be, secured by Liens on the Second Lien Notes Priority Collateral and on the ABL Priority Collateral. Each Holder, by its acceptance of the Second Lien Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with, and pursuant to, their terms and authorizes and directs the Second Lien Notes Collateral Agent and the Trustee to enter into the applicable Security Documents and to perform their obligations and exercise their rights thereunder in accordance therewith. Section 10.02. Equal and Ratable Sharing of Collateral by Holders of Second Lien Debt. Notwithstanding (1) anything to the contrary contained in the Security Documents; (2) the time of Incurrence of any Series of Second Lien Debt; (3) the order or method of attachment or perfection of any Lien securing any Series of Second Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Second Lien Debt; (5) the time of taking possession or control over any Collateral securing any Series of Second Lien Debt; (6) that any Second Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, all Second Liens granted at 134 any time by the Company or any Guarantor on the Shared Collateral will secure, equally and ratably, all present and future Second Lien Obligations of the Company or such Guarantor, as the case may be. The provisions in this Section 10.02 are intended for the benefit of, and will be enforceable by, each present and future Second Lien Claimholder, each present and future Second Lien Representative, the Second Lien Notes Collateral Agent and the Trustee, each as a holder of Second Liens. The Second Lien Representative of each future Series of Second Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Second Debt Collateral Agents at the time of Incurrence of such Series of Second Lien Debt. Section 10.03. Relative Rights. Nothing in this Indenture or the other Second Lien Notes Documents shall: (1) impair, as between the Company and the Holders, the obligation of the Company to pay principal, interest, premium, if any, on the Second Lien Notes in accordance with their terms or any other obligation of the Company or any Guarantor under the Second Lien Notes Documents; (2) affect the relative rights of Holders as against any other creditors of the Company or any Guarantor (other than as expressly specified in any Intercreditor Agreement); (3) restrict the right of any Holder to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of any Intercreditor Agreement); (4) restrict or prevent any Holder or holder of other Second Lien Obligations, the Trustee or any other person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions of any Intercreditor Agreement; or (5) restrict or prevent any Holder or holder of other Second Lien Obligations, the Trustee or any other person from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the provisions of any Intercreditor Agreement. Section 10.04. Further Assurances. The Company and each of the Guarantors will, at the expense of the Company or such Grantor, as applicable, promptly do or cause to be done all acts and things that may be reasonably required and execute, endorse, acknowledge, file and/or deliver any and all further documents, agreements and instruments and take all such further actions which may be required under any applicable law, or which the Second Lien Notes Collateral Agent or majority of Holders may reasonably request from time to time, to assure and confirm that 135 the Second Lien Notes Collateral Agent holds, for the benefit of the Holders of Obligations under the Second Lien Notes Documents, duly created, valid and enforceable and perfected Liens upon the Collateral (including any rights, title, or interest in, to and under any property or assets that are acquired or created or otherwise become Collateral or are required to become Collateral pursuant to the Second Lien Notes Security Agreement from time to time after the Second Lien Notes are issued), in each case, as and to the extent contemplated by, and with the Lien priority required under, the Second Lien Notes Documents. Section 10.05. Insurance. The Company and the Guarantors shall: (1) keep their properties insured and maintain such general liability, automobile liability, workers’ compensation/employers’ liability, property casualty insurance and any excess umbrella coverage related to any of the foregoing as is customary for companies in the same or similar businesses operating in the same or similar locations (including through self-insurance); (2) maintain such other insurance as may be required by law; and (3) maintain such other insurance as may be required by the Second Lien Notes Documents. Promptly following the reasonable request of the Second Lien Notes Collateral Agent acting at the direction of the Trustee, acting, in turn, at the direction of Holders of a majority in outstanding principal amount of Second Lien Notes, the Company and the Guarantors will furnish to the Trustee full information as to their property and liability insurance carriers (absent an Event of Default, limited to one request per year). The Company shall (x) provide the Second Lien Notes Collateral Agent with notice of cancellation or modification with respect to their respective property and casualty policies before the effective date of such cancellation or modification and (y) subject to the terms of any Intercreditor Agreement, name the Second Lien Notes Collateral Agent as a co-loss payee on property and casualty policies and as an additional insured as their respective interests may appear on the liability policies listed in clause (1) of this Section 10.05. Neither the Trustee nor the Second Lien Notes Collateral Agent shall have any responsibility for the Company’s insurance coverage or claims or actions in respect thereof, including, without limitation, adjusting any insurance claims or approving any condemnation awards, for monitoring the Company’s insurance coverage or for determining the adequacy or sufficiency of the coverage. Notwithstanding the foregoing, the Second Lien Notes Collateral Agent shall have no duty in relation to any of the foregoing. Section 10.06. Release of Liens in Respect of Second Lien Notes. The Second Lien Notes Collateral Agent’s Liens upon the Collateral will no longer secure the Second Lien Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Second Lien Notes and such

136 Obligations to the benefits and proceeds of the Second Lien Notes Collateral Agent’s Liens on the Collateral will terminate and be discharged with respect to the Collateral: (1) in part, upon a sale, transfer or other disposition of Collateral in accordance with this Indenture; (2) in whole, upon satisfaction and discharge of this Indenture as described under Section 12.01 hereof; (3) in whole, upon a legal defeasance or covenant defeasance of the Second Lien Notes as described under Article 8 hereof; (4) in whole, upon payment in full and discharge of all Second Lien Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Second Lien Notes are paid in full and discharged; (5) upon the release of a Guarantor from its Guarantee with respect to the Second Lien Notes pursuant to the terms of this Indenture or to the extent such Collateral otherwise becomes Excluded Assets; (6) in whole or in part, with the consent of the Holders of the requisite percentage of Second Lien Notes in accordance with the provisions described in Section 9.02 hereof; or (7) if and to the extent required by the provisions of any Intercreditor Agreements. For the avoidance of doubt, the Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the TIA. Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. At any time that the security granted pursuant to the Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such security, the Trustee is not required to give any direction to the Second Lien Notes Collateral Agent with respect thereto unless it has been indemnified or secured to its satisfaction in accordance with this Indenture. In any event, in connection with any enforcement of such security, the Trustee is not responsible for: (1) any failure of the Second Lien Notes Collateral Agent to enforce such security within a reasonable time or at all; (2) any failure of the Second Lien Notes Collateral Agent to pay over the proceeds of enforcement of the security; 137 (3) any failure of the Second Lien Notes Collateral Agent to realize such security for the best price obtainable; (4) monitoring the activities of the Second Lien Notes Collateral Agent in relation to such enforcement; (5) taking any enforcement action itself in relation to such security; (6) agreeing to any proposed course of action by the Second Lien Notes Collateral Agent which could result in the Trustee incurring any liability for its own account; or (7) paying any fees, costs or expenses of the Second Lien Notes Collateral Agent. Section 10.08. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Intercreditor Agreements. Section 10.09. Real Property. The Company and the Guarantors shall use commercially reasonable efforts to deliver to the Second Lien Notes Collateral Agent within ninety (90) days following the Issue Date (and continue to use commercially reasonable efforts to take such actions to the extent such security interest has not been created or perfected and such related documents have not been provided within such time following the Issue Date (unless the Company determines that any further efforts to take any such action after such time following the Issue Date would be commercially futile, as evidenced by an officer’s certificate to that effect delivered to the Trustee)) with respect to each Real Property Asset owned by the Company or any Guarantor (the “Mortgaged Property”), the following: (1) fully executed and notarized mortgages, deeds of trust or debentures encumbering the fee interest of the Company or any Guarantor in each such Initial Mortgaged Property, together with such UCC-1 financing statements or other fixture filings as shall be required or advisable with respect to such Mortgaged Property; (2) a fully paid and effective pro forma title insurance policy, along with endorsements and in amounts not to exceed the value of the Mortgaged Properties covered thereby, appropriate title affidavits, surveys, and zoning reports, in each case if required, and any other customary documents, certificates or deliverables required by a title company for each Mortgaged Property, which, upon the recording of the mortgages, deeds of trust or debentures, as applicable, will insure the mortgages, deeds of trust or debentures, as applicable, to be valid and subsisting 138 Liens on the Mortgaged Property described therein, free and clear of all material Liens, except Permitted Liens; (3) a written opinion from local counsel in each jurisdiction in which the Mortgaged Property is located with respect to the creation and enforceability of Liens created by the applicable mortgage, deed of trust or debenture and any related fixture filings, in customary form and substance; (4) a written opinion from counsel in each jurisdiction of organization of the owner of the applicable Mortgaged Property covering the due authorization, execution, delivery and other customary matters related to the mortgages, in customary form and substance; (5) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such mortgages, deeds of trust or debentures; and (6) prior to accepting any mortgage, deed of trust or debenture pursuant to this Section 10.10, the Company shall deliver to the Second Lien Notes Collateral Agent and the Trustee an Officer’s Certificate to the effect that all conditions precedent provided for in this Indenture to the delivery of such mortgage, deed of trust or debenture, as applicable, have been complied with. With respect to the time periods set forth in this Section 10.09, if any government office required for an action is closed on one (1) or more days on which it would normally be open, the applicable time periods set forth above shall not commence until the 3rd business or working day following the latest date such government office was closed on a day on which it would normally be open. Section 10.10. Trustee’s Duties with Respect to Collateral; Rights of Second Lien Notes Collateral Agent. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith. The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any 139 of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company, the Guarantors or the Second Lien Notes Collateral Agent. Without prejudice to Section 7.10, the rights and protections afforded to the Trustee under this Section 10.11 shall be equally applicable to the Second Lien Notes Collateral Agent. Notwithstanding anything herein to the contrary, the Second Lien Notes Collateral Agent shall not be required to take any action or exercise any discretion under the Security Documents or with respect to the Collateral unless such action is directed pursuant to Section 6.05 hereof (subject to Sections 7.01(c)(3) and 7.02(f) hereof), it being understood that the duties and obligations of the Second Lien Notes Collateral Agent under the Security Documents shall be wholly ministerial. If in order to perfect the security interest of the Trustee or the Second Lien Notes Collateral Agent in a deposit account or a securities account, the Trustee or the Second Lien Notes Collateral Agent is required to enter into a control agreement, the Trustee and the Second Lien Notes Collateral Agent shall not be required to enter into any such agreement that requires the Trustee or the Second Lien Notes Collateral Agent to indemnify any Person from its own personal assets. Section 10.11. Holder Direction. Each Holder, by accepting a Second Lien Note, shall be deemed (1) to have consented and agreed to the terms of the Security Documents, the Intercreditor Agreements and any additional Intercreditor Agreement entered into in compliance with the provisions hereof or of any Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Second Lien Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith, (2) to have authorized the Trustee and the Second Lien Notes Collateral Agent, as applicable, to enter into the Security Documents, the Intercreditor Agreements and any additional Intercreditor Agreement, to make any representations on behalf of the Holders in the Intercreditor Agreements and any additional Intercreditor Agreement and to be bound thereby and (3) to have irrevocably appointed and authorized the Second Lien Notes Collateral Agent and the Trustee to give effect to the provisions in the Intercreditor Agreements, any additional Intercreditor Agreements and the Security Documents. The Second Lien Notes Collateral Agent is hereby authorized to exercise such rights and powers as are specifically delegated to it by the terms of the Security Documents and the Trustee and Second Lien Notes Collateral Agent are directed to enter into and perform the Intercreditor Agreements, as applicable. The Trustee may conclusively assume that any document identified as an Intercreditor Agreement in a request from the Company to the Trustee to execute such

140 Intercreditor Agreement meets the requirements of this Section 10.11. The Holders acknowledge that the Second Lien Notes Collateral Agent is an agent and not a trustee. ARTICLE 11 SECOND LIEN NOTES GUARANTEES Section 11.01. Guarantee. (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Second Lien Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Second Lien Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of, premium, if any, on, and interest, if any, on the Second Lien Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Second Lien Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Second Lien Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Second Lien Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Second Lien Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Second Lien Notes Guarantee will not be discharged except by complete performance of the obligations contained in the Second Lien Notes and this Indenture. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official 141 acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Second Lien Notes Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Second Lien Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Second Lien Notes Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Second Lien Notes Guarantee. Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Second Lien Notes, each Holder, hereby confirms that it is the intention of all such parties that the Second Lien Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Second Lien Notes Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Second Lien Notes Guarantee not constituting a fraudulent transfer or conveyance. Section 11.03. Execution and Delivery of Second Lien Notes Guarantee. To evidence its Second Lien Notes Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Second Lien Notes Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Second Lien Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Second Lien Notes Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Second Lien Note a notation of such Second Lien Notes Guarantee. 142 If an Officer whose signature is on this Indenture or on the Second Lien Notes Guarantee no longer holds that office at the time the Trustee authenticates the Second Lien Note on which a Second Lien Notes Guarantee is endorsed, the Second Lien Notes Guarantee will be valid nevertheless. The delivery of any Second Lien Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Second Lien Notes Guarantee set forth in this Indenture on behalf of the Guarantors. In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 11, to the extent applicable. Section 11.04. Guarantors May Consolidate, etc., on Certain Terms. (a) No Guarantor may (1) consolidate with or merge with or into any Person, or (2) sell, convey, transfer, lease or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or (3) permit any Person to merge with or into the Guarantor, unless: (A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or (B) (1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Second Lien Notes and the Security Documents; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Second Lien Notes Guarantee endorsed upon the Second Lien Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause 143 to be signed any or all of the Second Lien Notes Guarantees to be endorsed upon all of the Second Lien Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Second Lien Notes Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Second Lien Notes Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Second Lien Notes Guarantees had been issued at the date of the execution hereof. Except as set forth in Articles 4 and 9 hereof, nothing contained in this Indenture or in any of the Second Lien Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor. Section 11.05. Releases. The Second Lien Notes Guarantee of a Guarantor will terminate and be automatically and unconditionally released and discharged: (1) upon a sale or other disposition (including by way of stock issuance, consolidation or merger) of the Capital Stock of such Guarantor after which such Guarantor is not a Restricted Subsidiary or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture; (2) upon the designation in accordance with this Indenture of the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary; (3) upon defeasance or discharge of the Second Lien Notes, as provided in Article 8 and Article 12 hereof; (4) upon to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of the proviso of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause; (5) upon any Guarantor becoming an Excluded Subsidiary (other than as a result of being an Immaterial Subsidiary), so long as such Guarantor does not guarantee or act as a co-issuer or co-borrower of Indebtedness under the ABL Credit Agreement, any First Lien Obligations, any Second Lien Obligations or syndicated bank indebtedness or capital markets debt securities in a principal amount in excess $2.0 million of the Company or any of its Restricted Subsidiaries (other than an Excluded Subsidiary); (6) to the extent such Guarantor was required to provide a Second Lien Notes Guarantee pursuant to the covenant described below under Section 4.17 upon the release or discharge of the guarantee of such Guarantor of each of the obligations of the Company or its Restricted Subsidiaries that gave rise to the

144 requirement to provide such Second Lien Notes Guarantee or the repayment of each of the obligations of the Company or its Restricted Subsidiaries that gave rise to the obligation to provide such Second Lien Notes Guarantee; (7) upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with Article 5; or (8) as described under Article 9. Notwithstanding anything to the contrary herein or in any other Second Lien Notes Document, no Guarantor may be released from its obligations under this Indenture or any other Second Lien Notes Document unless; (1) no Default or Event of Default shall have occurred and be continuing; (2) the primary purpose of the transaction resulting in such release was not to evade the obligations under the applicable guarantee; (3) such Guarantor is no longer a Subsidiary of the Company; (4) at the time of such release (after giving effect thereto), all outstanding Indebtedness of, and Investments in, such Guarantor would then be permitted to be made under in accordance with the relevant provisions of the covenants entitled Limitation on Indebtedness and Limitation on Restricted Payments (with the Company being required to reclassify any such items in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by the applicable covenant as if such Indebtedness or Investment had been first Incurred or made on the date of such release); and (5) such Subsidiary shall not be (or shall be simultaneously released as) as a Guarantor under other applicable funded Indebtedness; provided that for the avoidance of doubt any remaining non-wholly owned Equity Interests shall remain pledged as Collateral. ARTICLE 12 SATISFACTION AND DISCHARGE Section 12.01. Satisfaction and Discharge. This Indenture and the Security Documents will be discharged and will cease to be of further effect as to all Second Lien Notes issued hereunder, when: (1) either (a) all the Second Lien Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Second Lien Notes and certain Second Lien Notes for which provision for payment was previously made and 145 thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation; or (b) all Second Lien Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one (1) year or (iii) are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (2) the Company has deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof, as applicable, the principal and interest on which will be sufficient to pay and discharge the entire indebtedness on the Second Lien Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Second Lien Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Company has paid or caused to be paid all other sums payable under this Indenture; and (4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under this Section 12.01 have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)). Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (2) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Section 12.02. Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Second Lien Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Second Lien Notes shall be revived and reinstated 146 as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest, if any, on, any Second Lien Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Second Lien Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent. ARTICLE 13 MISCELLANEOUS Section 13.01. Notices. Any notice or communication by the Company, any Guarantor, the Trustee or the Second Lien Notes Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: If to the Company and/or any Guarantor: Urban One, Inc. 1010 Wayne Avenue, 14th Floor Silver Spring, Maryland 20910 Facsimile No.: (301) 628-5578 Attention: Chief Financial Officer With a copy to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Facsimile No.: (212) 446-6460 Attention: Jennifer Lee If to the Trustee: Wilmington Trust, National Association 277 Park Avenue, Floor 25 New York, NY 10172 Facsimile No.: (612) 217-5651 Attention: Urban One Second Lien Notes Administrator If to the Second Lien Notes Collateral Agent: Wilmington Trust, National Association 277 Park Avenue, Floor 25 New York, NY 10172 Facsimile No.: (612) 217-5651 Attention: Urban One Second Lien Notes Administrator The Company, any Guarantor, the Trustee or the Second Lien Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications. 147 All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding any other provision of this Indenture or any Second Lien Note, where this Indenture or any Second Lien Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a Global Second Lien Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Second Lien Note (or its designee) according to the applicable procedures of DTC or such depositary. Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee, the Second Lien Notes Collateral Agent and each Agent at the same time. Section 13.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officer’s Certificate satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (2) an Opinion of Counsel satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Section 13.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

148 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Section 13.04. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. Section 13.05. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or shareholder of the Company or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company under the Second Lien Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Second Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second Lien Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. Section 13.06. Governing Law; Jurisdiction. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECOND LIEN NOTES, THE SECOND LIEN NOTES GUARANTEES AND THE SECURITY DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 149 Section 13.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 13.08. Successors. All agreements of the Company in this Indenture and the Second Lien Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof. Section 13.09. Severability. In case any provision in this Indenture or in the Second Lien Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Section 13.10. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Any signature to this Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Indenture. Section 13.11. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 13.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or other unavailability of the Federal Reserve Bank wire or other wire or communication facility; it being understood that the 150 Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 13.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “U.S.A. Patriot Act”), the Trustee and the Second Lien Notes Collateral Agent, like all U.S. financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Second Lien Notes Collateral Agent with such information as they may request in order to satisfy the requirements of the U.S.A. Patriot Act. Section 13.14. JURY TRIAL WAIVER EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECOND LIEN NOTES, THE SECOND LIEN NOTES GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY. [Signatures on following page] IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first written above. URBAN ONE, INC. By: Title: Executive Vice President and Chief Financial Officer RADIO ONE LICENSES, LLC BELL BROADCASTING COMPANY, LLC RADIO ONE OF DETROIT, LLC RADIO ONE OF CHARLOTTE, LLC CHARLOTTE BROADCASTING, LLC RADIO ONE OF NORTH CAROLINA, LLC BLUE CHIP BROADCASTING, LTD. BLUE CHIP BROADCASTING LICENSES, LTD. RADIO ONE OF INDIANA, LLC RADIO ONE OF INDIANA, L.P. RADIO ONE OF TEXAS II, LLC SATELLITE ONE, L.L.C. RADIO ONE CABLE HOLDINGS, LLC NEW MABLETON BROADCASTING, LLC RADIO ONE MEDIA HOLDINGS, LLC RADIO ONE DISTRIBUTION HOLDINGS, LLC INTERACTIVE ONE, INC. INTERACTIVE ONE, LLC DISTRIBUTION ONE, LLC REACH MEDIA, INC. GAFFNEY BROADCASTING, LLC RADIO ONE URBAN NETWORK HOLDINGS, LLC TV ONE, LLC BOSSIPMADAMENOIRE, LLC CLEO TV, LLC T TENTH PRODUCTIONS, LLC CHARLIE BEAR PRODUCTIONS, LLC RO ONE SOLUTION, LLC URBAN ONE PRODUCTIONS, LLC AS GUARANTORS By: Name: Peter D. Thompson Title: Vice President Name: Peter D. Thompson [Signature Page to the 2L Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE By: Name: Title: WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN NOTES COLLATERAL AGENT By: Name: Title: [Trustee Signature Page To the 2L Indenture] Arlene Thelwell Vice President Arlene Thelwell Vice President * This should be included only if the Second Lien Note is issued in global form. A-1 Exhibit A [Face of Second Lien Note] CUSIP/CINS [91705J AD7]1 [U9155T AC1]2 7.625% Second Lien Senior Secured Notes due 2031 No. ___ $____________ Urban One, Inc. promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________________________________________________ DOLLARS, or such other amount as set forth on the Schedule of Exchanges of Interests in the Global Second Lien Note attached hereto, on April 1, 2031. Interest Payment Dates: April 1 and October 1. Record Dates: March 15 and September 15. Dated: December 18, 2025 Urban One, Inc. By: Name: Title: This is one of the Second Lien Notes referred to in the within-mentioned Indenture: Wilmington Trust, National Association, as Trustee By: Authorized Signatory 1 NTD: This is the CUSIP we will use for the 144A Second Lien Notes. 2 NTD: This is the CUSIP we will use for the Reg S Second Lien Notes. A-2 [Back of Second Lien Note] 7.625% Second Lien Senior Secured Notes due 2031 [Insert the Global Second Lien Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) INTEREST. Urban One, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Second Lien Note at 7.625% per annum from December 18, 2025 until maturity. The Company will pay interest, if any, semiannually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Second Lien Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2026. The Company will pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Second Lien Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a three-hundred and sixty (360) day year comprised of twelve (12) thirty (30) day months. (2) METHOD OF PAYMENT. The Company will pay interest on the Second Lien Notes (except defaulted interest), if any, to the Persons who are registered Holders of Second Lien Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Second Lien Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Second Lien Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Second Lien Notes and all other Second Lien Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. A-3 (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Second Lien Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. (4) INDENTURE. The Company issued the Second Lien Notes under an Indenture dated as of December 18, 2025 (the “Indenture”) among the Company, the Guarantors and the Trustee and Second Lien Notes Collateral Agent. The Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Second Lien Notes that may be issued thereunder. (5) Optional Redemption. (a) Except as set forth in clause (b) below, the Second Lien Notes are not redeemable at the option of the Company. (b) At any time, the Company may redeem the Second Lien Notes in whole or in part, at its option, upon not less than ten (10) days’ nor more than sixty (60) days’ prior notice at a redemption price equal to 100% of the principal amount of such Second Lien Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (c) [Reserved]. (d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Second Lien Notes or portions thereof called for redemption on the applicable redemption date. (6) [Reserved]. (7) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Second Lien Notes. (8) Repurchase at the Option of Holder. (a) Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice (that may only be conditional upon the occurrence of such Change of Control) with respect to all the outstanding Second Lien Notes as set forth under Section 3.07 of the Indenture, the Company will make an offer (a “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the Second Lien Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within thirty (30) days following any Change of Control, the Company will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to

A-4 each Holder of Second Lien Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, setting forth the procedures governing the Change of Control Offer as required by the Indenture. (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Disposition, on the ninety first (91st) day after such Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $3.0 million, the Company will make an Asset Disposition Offer to all Holders of Second Lien Notes and all holders of other Second Lien Indebtedness to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Second Lien Notes and such other Second Lien Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Second Lien Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Second Lien Notes and other Second Lien Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee will select the Second Lien Notes to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed or as otherwise in accordance with the applicable procedures of the Depositary. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero. Holders of Second Lien Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Second Lien Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Second Lien Notes. (9) NOTICE OF REDEMPTION. At least ten (10) days but not more than sixty (60) days before a redemption date, the Company will deliver electronically or mail by first class mail a notice of redemption to each Holder whose Second Lien Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Second Lien Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Second Lien Notes and portions of Second Lien Notes selected will be in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Second Lien Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Second Lien Notes held by such Holder shall be redeemed or purchased. (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Second Lien Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Second Lien Notes may be registered and Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer A-5 documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture upon such transfer. The Company need not exchange or register the transfer of any Second Lien Note or portion of a Second Lien Note selected for redemption, except for the unredeemed portion of any Second Lien Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Second Lien Notes for a period of fifteen (15) days before a selection of Second Lien Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date. (11) SECURITY. The Second Lien Notes will be secured on the terms and subject to the conditions set forth in the Indenture and the Security Documents. Each Holder, by accepting this Second Lien Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and/or the Second Lien Notes Collateral Agent, as applicable, to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. (12) PERSONS DEEMED OWNERS. The registered Holder of a Second Lien Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture. (13) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Second Lien Notes or the Second Lien Notes Guarantees may be amended or supplemented as provided in the Indenture. (14) DEFAULTS AND REMEDIES. The Events of Default relating to the Second Lien Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture. (15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. (16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Second Lien Notes, the Indenture, the Second Lien Notes Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Second Lien Notes by accepting a Second Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second Lien Notes. The waiver may not be effective to waive liabilities under the federal securities laws. (17) AUTHENTICATION. This Second Lien Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. A-6 (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Second Lien Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Second Lien Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS SECOND LIEN NOTE AND THE SECOND LIEN NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Urban One, Inc. 1010 Wayne Avenue, 14th Floor Silver Spring, Maryland 20910 Attention: Investor Relations A-7 ASSIGNMENT FORM To assign this Second Lien Note, fill in the form below: (I) or (we) assign and transfer this Second Lien Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Second Lien Note on the books of the Company. The agent may substitute another to act for him. Date: _______________ Your Signature: (Sign exactly as your name appears on the face of this Second Lien Note) Signature Guarantee*: _________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8 Option of Holder to Elect Purchase If you want to elect to have this Second Lien Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:  Section 4.10  Section 4.15 If you want to elect to have only part of the Second Lien Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______________ Date: _______________ Your Signature: (Sign exactly as your name appears on the face of this Second Lien Note) Tax Identification No.: Signature Guarantee*: _________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). A-9 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECOND LIEN NOTE * The following exchanges of a part of this Global Second Lien Note for an interest in another Global Second Lien Note or for a Definitive Second Lien Note, or exchanges of a part of another Global Second Lien Note or Definitive Second Lien Note for an interest in this Global Second Lien Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Second Lien Note Amount of increase in Principal Amount of this Global Second Lien Note Principal Amount of this Global Second Lien Note following such decrease (or increase) Signature of authorized officer of Trustee or Custodian * This schedule should be included only if the Second Lien Note is issued in global form. B-1 Exhibit B FORM OF CERTIFICATE OF TRANSFER Urban One, Inc. 1010 Wayne Avenue, 14th Floor Silver Spring, Maryland 20910 Wilmington Trust, National Association 277 Park Avenue, Floor 25 New York, NY 10172 Re: 7.625% Second Lien Senior Secured Notes due 2031 Reference is hereby made to the Indenture, dated as of December 18, 2025 (the “Indenture”), among Urban One, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ___________________, (the “Transferor”) owns and proposes to transfer the Second Lien Note[s] or interest in such Second Lien Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Second Lien Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Second Lien Note or a Restricted Definitive Second Lien Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Second Lien Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Second Lien Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Second Lien Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Second Lien Note and/or the Restricted Definitive Second Lien Note and in the Indenture and the Securities Act. 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Second Lien Note or a Restricted Definitive Second Lien Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and B-2 (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Second Lien Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Second Lien Note and/or the Restricted Definitive Second Lien Note and in the Indenture and the Securities Act. 3.  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Second Lien Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Second Lien Notes and Restricted Definitive Second Lien Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a)  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or (b)  such Transfer is being effected to the Company or a subsidiary thereof; or (c)  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. or (d)  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Second Lien Note or Restricted Definitive Second Lien Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of

B-3 Second Lien Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Second Lien Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Second Lien Notes and in the Indenture and the Securities Act. 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Second Lien Note or of an Unrestricted Definitive Second Lien Note. (a)  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Second Lien Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Second Lien Notes, on Restricted Definitive Second Lien Notes and in the Indenture. (b)  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Second Lien Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Second Lien Notes, on Restricted Definitive Second Lien Notes and in the Indenture. (c)  Check if Transfer is Pursuant to Other Exemption. The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Second Lien Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Second Lien Notes or Restricted Definitive Second Lien Notes and in the Indenture. B-4 This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: _______________________ B-5 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a)  a beneficial interest in the: (i)  144A Global Second Lien Note (CUSIP__________), or (ii)  Regulation S Global Second Lien Note (CUSIP ________), or (b)  a Restricted Definitive Second Lien Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a)  a beneficial interest in the: (i)  144A Global Second Lien Note (CUSIP __________), or (ii)  Regulation S Global Second Lien Note (CUSIP __________), or (iii)  Unrestricted Global Second Lien Note (CUSIP ___________); or (b)  a Restricted Definitive Second Lien Note; or (c)  an Unrestricted Definitive Second Lien Note, in accordance with the terms of the Indenture. C-1 Exhibit C FORM OF CERTIFICATE OF EXCHANGE Urban One, Inc. 1010 Wayne Avenue, 14th Floor Silver Spring, Maryland 20910 Wilmington Trust, National Association 277 Park Avenue, Floor 25 New York, NY 10172 Re: 7.625% Second Lien Senior Secured Notes due 2031 (CUSIP [91705J AD7]3 [U9155T AC1]4) Reference is hereby made to the Indenture, dated as of December 18, 2025 (the “Indenture”), among Urban One, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. __________________________, (the “Owner”) owns and proposes to exchange the Second Lien Note[s] or interest in such Second Lien Note[s] specified herein, in the principal amount of $____________ in such Second Lien Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Second Lien Notes or Beneficial Interests in a Restricted Global Second Lien Note for Unrestricted Definitive Second Lien Notes or Beneficial Interests in an Unrestricted Global Second Lien Note (a)  Check if Exchange is from beneficial interest in a Restricted Global Second Lien Note to beneficial interest in an Unrestricted Global Second Lien Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Second Lien Note for a beneficial interest in an Unrestricted Global Second Lien Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Second Lien Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Second Lien Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 3 NTD: This is the CUSIP we will use for the 144A Second Lien Notes. 4 NTD: This is the CUSIP we will use for the Reg S Second Lien Notes.

C-2 (b)  Check if Exchange is from beneficial interest in a Restricted Global Second Lien Note to Unrestricted Definitive Second Lien Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Second Lien Note for an Unrestricted Definitive Second Lien Note, the Owner hereby certifies (i) the Definitive Second Lien Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Second Lien Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Second Lien Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c)  Check if Exchange is from Restricted Definitive Second Lien Note to beneficial interest in an Unrestricted Global Second Lien Note. In connection with the Owner’s Exchange of a Restricted Definitive Second Lien Note for a beneficial interest in an Unrestricted Global Second Lien Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Second Lien Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d)  Check if Exchange is from Restricted Definitive Second Lien Note to Unrestricted Definitive Second Lien Note. In connection with the Owner’s Exchange of a Restricted Definitive Second Lien Note for an Unrestricted Definitive Second Lien Note, the Owner hereby certifies (i) the Unrestricted Definitive Second Lien Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Second Lien Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Second Lien Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Second Lien Notes or Beneficial Interests in Restricted Global Second Lien Notes for Restricted Definitive Second Lien Notes or Beneficial Interests in Restricted Global Second Lien Notes (a)  Check if Exchange is from beneficial interest in a Restricted Global Second Lien Note to Restricted Definitive Second Lien Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Second Lien Note for a Restricted Definitive Second Lien Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Second Lien Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note C-3 issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Second Lien Note and in the Indenture and the Securities Act. (b)  Check if Exchange is from Restricted Definitive Second Lien Note to beneficial interest in a Restricted Global Second Lien Note. In connection with the Exchange of the Owner’s Restricted Definitive Second Lien Note for a beneficial interest in the [CHECK ONE]  144A Global Second Lien Note,  Regulation S Global Second Lien Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Second Lien Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Second Lien Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: ______________________ D-1 Exhibit D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Urban One, Inc. 1010 Wayne Avenue, 14th Floor Silver Spring, Maryland 20910 Wilmington Trust, National Association 277 Park Avenue, Floor 25 New York, NY 10172 Re: 7.625% Second Lien Senior Secured Notes due 2031 (CUSIP [91705J AD7]5 [U9155T AC1]6) Reference is hereby made to the Indenture, dated as of December 18, 2025 (the “Indenture”), among Urban One, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $____________ aggregate principal amount of: (a)  a beneficial interest in a Global Second Lien Note, or (b)  a Definitive Second Lien Note, we confirm that: 1. We understand that any subsequent transfer of the Second Lien Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Second Lien Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act. 2. We understand that the offer and sale of the Second Lien Notes have not been registered under the Securities Act, and that the Second Lien Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Second Lien Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A 5 NTD: This is the CUSIP we will use for the 144A Second Lien Notes. 6 NTD: This is the CUSIP we will use for the Reg S Second Lien Notes. D-2 under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Second Lien Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Second Lien Note or beneficial interest in a Global Second Lien Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. 3. We understand that, on any proposed resale of the Second Lien Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Second Lien Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Second Lien Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Second Lien Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. [Insert Name of Accredited Investor] By: Name: Title:

D-3 Dated: ______________________ E-1 Exhibit E FORM OF NOTATION OF GUARANTEE For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 18, 2025 (the “Indenture”) among Urban One, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Second Lien Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Second Lien Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Second Lien Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Second Lien Notes and to the Trustee pursuant to the Second Lien Notes Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Second Lien Notes Guarantee. Each Holder of a Second Lien Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose. Capitalized terms used but not defined herein have the meanings given to them in the Indenture. [NAME OF GUARANTOR(S)] By: Name: Title: F-1 Exhibit F FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Urban One, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”). W I T N E S S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 18, 2025 providing for the issuance of 7.625% Second Lien Senior Secured Notes due 2031 (the “Second Lien Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Second Lien Notes and the Indenture on the terms and conditions set forth herein (the “Second Lien Notes Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Second Lien Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Second Lien Notes Guarantee and, in the Indenture, including but not limited to Article 11 thereof. 3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Second Lien Notes, this Indenture, the Second Lien Notes Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Second Lien Notes by accepting a Second Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second Lien Notes. The waiver may not be effective to waive liabilities under the federal securities laws. F-2 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Signature page to Form of Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: _______________, [GUARANTEEING SUBSIDIARY] By: Name: Title: [COMPANY] By: Name: Title: [EXISTING GUARANTORS] By: Name: Title: [TRUSTEE], as Trustee By: Authorized Signatory